As filed with the Securities and Exchange Commission on June 16, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASIAFIN HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	7389	37-1950147
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 30.02, 30th Floor, Menara KH (Promet)

Jalan Sultan Ismail

50250 Kuala Lumpur

Malaysia

+60 3 2148 7170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wong Kai Cheong

AsiaFIN Holdings Corp.

Suite 30.02, 30th Floor, Menara KH (Promet)

Jalan Sultan Ismail

50250 Kuala Lumpur

Malaysia

+60 3 2148 7170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	David L. Ficksman, Esq. R. Joilene Wood, Esq. TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, CA 90067 (310) 553-4441

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED June 16, 2025

[●] Shares

Common Stock

AsiaFIN Holdings Corp.

This is a public offering of shares of common stock, par value $0.0001 per share, of AsiaFIN Holdings Corp., a Nevada corporation. Shares of our common stock are currently quoted on the OTCQB® Venture Market (the “OTCQB”) under the symbol “ASFH.” We are offering [●] shares of our common stock at an assumed public offering price of $[●] per share, the last reported closing sale price on the OTCQB on __________, 2025. The final public offering price of the shares of common stock in this offering will be determined through negotiation between us and the underwriters in the offering, and the recent market price used throughout this prospectus may not be indicative of the final offering price. All prices in this prospectus, give effect to a reverse stock split, effective ______________, 2025, on the basis of one share of the Company’s common stock for every [●] issued and outstanding shares of the Company’s common stock (the “Reverse Stock Split”). All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

We intend to apply to have shares of our common stock listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ASFH”. If our application is not approved, we will not proceed with this offering.

We are an “emerging growth company” and a “smaller reporting company” each as defined in the federal securities laws, and, as such, we may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

Our Chief Executive Officer and director, Wong Kai Cheong, and our director, Seah Kok Wah, together with certain other management officers and directors, beneficially own approximately 59.26% and [●]% of the voting power of our outstanding voting securities as of the date of this prospectus and upon completion of this offering, and we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC. We may rely on the exemptions from certain corporate governance requirements that are available to controlled companies.

Investing in shares of our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us before expenses	$	$

(1)	Represents an underwriting discount equal to 7.0% per share. We have also agreed to reimburse the underwriters for certain offering-related legal and other expenses and to pay to the representative of the underwriters at the closing of this offering a non-accountable expense allowance equal to 1.0% of gross proceeds of the offering. See “Underwriting” for additional information regarding compensation to the underwriters in this offering.

We have granted an option to the underwriters, exercisable for 45 days from the date of this prospectus, to purchase up to an additional [●] shares of common stock, solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about __________, 2025.

Bancroft Capital, LLC

The date of this prospectus is __________, 2025

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ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Certain Definitions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“common stock” are to our common stock, par value $0.0001 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“preferred stock” are to our preferred stock, par value $0.0001 per share, no shares of which are issued and outstanding;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“U.S.”, “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“Singapore dollars” or “S$” are to the legal currency of Singapore;

●	“Hong Kong dollars” or “HKD” are to the legal currency of Hong Kong;

●	“Malaysian ringgit” or “MYR” are to the legal currency of Malaysia; and

●	“we,” “us,” “our,” “our Company,” “the Company,” or “AsiaFIN” are to AsiaFIN Holdings Corp. and its subsidiaries.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Our financial statements included elsewhere in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

When we refer to “U.S. dollars” and “US$” in this prospectus, we are referring to United States dollars, the legal currency of the United States of America. When we refer to “S$,” we are referring to Singapore dollars, the legal currency of Singapore. When we refer to “HK$” or “HKD,” we are referring to Hong Kong dollars, the legal currency of Hong Kong. When we refer to “MYR,” we are referring to Malaysian ringgit, the legal currency of Malaysia.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts, and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Reverse Stock Split

All prices in this prospectus, give effect to a reverse stock split on the basis of one share for every [●] outstanding shares of our common stock, effective __________, 2025 (the “Reverse Stock Split”). All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

The economic rights of our shares of common stock held by each stockholder prior to and after the Reverse Stock Split shall remain unchanged, which rights include, but are not limited to, dividend, liquidation, and conversion rights.

Financial Information in U.S. Dollars

Unless otherwise stated, all translations of Malaysian ringgit (MYR) into U.S. dollars were made at MYR 4.4704 to US$1.00, the closing rate as of December 31, 2024. We make no representation that the Malaysian ringgit or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Malaysian ringgit, as the case may be, at any particular rate, or at all.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, any prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

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TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in Malaysia and Thailand.

Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ENFORCEMENT OF CIVIL LIABILITIES

We are a company incorporated under the law of the State of Nevada. However, some of our directors and officers reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for stockholders who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States. It may also be difficult for stockholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, directors, or officers named herein who are residents of Malaysia or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

We have been advised by our Malaysian counsel, Darren Lim & Lee, that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian law, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian law or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958 (“REJA”), Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. In practice, registration under the REJA is the most common manner in which foreign judgement is enforced in Malaysia. The requirements for a foreign judgment to be recognized and enforceable in Malaysia under REJA are: (i) the judgment must be a monetary judgment; (ii) the judgement must have had jurisdiction accepted by the Malaysian court; (iii) the judgement was pronounced by a superior court from a reciprocating country under the First Schedule of REJA; (iv) the judgment was not obtained by fraud; (v) the enforcement of the judgment is not contrary to the public policy in Malaysia; and (vi) the judgment must be final and conclusive.

The United States of America is not one of the reciprocating countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia; accordingly, a judgment obtained in the United States must be enforced under the common law by commencing fresh proceedings in a Malaysian court. The legal requirements for an action on a foreign judgement under common law closely resemble to those under the REJA, the Malaysian court has held that a non-REJA foreign judgment may be enforced in Malaysia by instituting a fresh action in the local courts, the court has also highlighted that the non-REJA foreign judgement must be admitted to the Malaysian courts under the Evidence Act 1950 (“EA”) and non-compliance of the requirements contained in the EA in respect of the admission of foreign judgment has a substantive effect as it may result in the dismissal of the action for enforcement of the foreign judgment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in our industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

The risks and uncertainties included here are not exhaustive or necessarily in order of importance. Other sections of this prospectus, including “Risk Factors” beginning on page 9. We operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our common stock, discussed under “Risk Factors” beginning on page 9 of this prospectus before deciding whether to buy shares of our common stock.

All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split, effective ______________, 2025, on the basis of one share of the Company’s common stock for every [●] issued and outstanding shares of the Company’s common stock retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

Corporate History

AsiaFIN Holdings Corp. (“we” or the “Company”) was incorporated under the laws of the State of Nevada on June 14, 2019.

On June 14, 2019, Mr. Wong Kai Cheong was appointed Chief Executive Officer, President, Secretary, Treasurer and Director.

On September 18, 2020, Mr. Seah Kok Wah was appointed Director of the Company.

On December 18, 2019, we acquired 100% of the equity interests of AsiaFIN Holdings Corp. (the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of the Malaysia Company, our Chief Executive Officer, Mr. Wong was compensated HK$1.

On December 23, 2019, the Malaysia Company acquired AsiaFIN Holdings Limited (the “Hong Kong Company”), a private limited company incorporated in Hong Kong. In consideration of the equity interests of the Hong Kong Company, our Chief Executive Officer, Mr. Wong was compensated HK$1.

On December 22, 2022, we entered into an Acquisition Agreement (the “Agreement”) with StarFIN Holdings Limited (“SFHL”), a private limited company organized under the law of British Virgin Islands, and the shareholders of SFHL. Pursuant to the Agreement, the Company purchased 10,000 shares of SFHL (the “SFHL Shares”), representing all of the issued and outstanding ordinary shares of SFHL. As consideration, the Company agreed to issue to the shareholders of SFHL 8,232,038 shares of our common stock, at a value of $1.10 per share, for an aggregate value of $9,055,242. We consummated the acquisition of SFHL on February 23, 2023.

Our Chief Executive Officer, President, Director, Secretary and Treasurer, Mr. Wong Kai Cheong is also the director of SFHL. Prior to the acquisition, Mr. Wong Kai Cheong held 29.94% of the issued and outstanding shares of our common stock and 57.10% of the issued and outstanding securities of SFHL, Hoo Swee Ping, the director of SFHL, held 10.91% of the issued and outstanding shares of our common stock and 40.22% of the issued and outstanding securities of SFHL, and Cham Hui Yin, our Finance Manager, held 0.48% of the issued and outstanding securities of SFHL. Upon the consummation of the acquisition, Mr. Wong Kai Cheong, Hoo Swee Ping and Cham Hui Yin received 8,051,511 shares of our restricted common stock collectively.

Initially, the Company, through its subsidiaries, was in the business of providing market research studies and consulting services to clients, primarily in the payment solutions industry.

After the acquisition of SFHL on February 23, 2023, we broadened our service offerings in the information technology industry such as providing payment processing solutions, Regulation Technology (“RegTech”) software solution, including Environmental Social and Governance (“ESG”) consultancy & reporting and Robotic Process Automation (“RPA”) software solution across Asia.

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The table below sets forth details of the Company’s subsidiaries and associated companies:

No.	Subsidiary Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities	Business Segment
1	AsiaFIN Holdings Corp.	Labuan on July 15, 2019	1 ordinary share	Investment holding company	N/A

2	AsiaFIN Holdings Limited	Hong Kong on July 5, 2019	1 ordinary share	Investment holding company	N/A

3	StarFIN Holdings Limited	British Virgin Islands on August 19, 2021	10,000 ordinary shares	Investment holding company	N/A

4	Insite MY Holdings Sdn Bhd (FKA StarFIN Asia Sdn Bhd)	Malaysia on May 24, 2018	11,400,102 ordinary shares	Investment holding company	N/A

5	OrangeFIN Academy Sdn Bhd (FKA Insite MY.Com Sdn Bhd)	Malaysia on February 2, 2000	100,000 ordinary shares	Provision of business system integration and management services	Payment Processing
`
6	Insite MY Systems Sdn Bhd	Malaysia on January 18, 2000	500,000 ordinary shares	Provision of information technology services	Payment Processing

7	Insite MY Innovations Sdn Bhd	Malaysia on January 18, 2010	540,000 ordinary shares	Provision of information technology services	RegTech

8	OrangeFIN Asia Sdn Bhd	Malaysia on January 25, 2018	50,000 ordinary shares	Provision of computer programming activities and services	RPA

9	TellUS Report Sdn Bhd	Malaysia on September 22, 2023	100 ordinary shares	Provision of information technology services	RegTech

No.	Associated Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities	Business Segment
1	Murni StarFIN Sdn Bhd	Malaysia on September 9, 2022	100,000 ordinary shares	Provision of information technology services	N/A

2	KSP AsiaFIN Co., Ltd. (FKA KSP StarFIN Co., Ltd.)	Thailand on August 11, 2023	50,000 ordinary shares	Provision of information technology services	RPA

Mr. Wong Kai Cheong is a director of all of the aforementioned companies except KSP AsiaFIN Co., Ltd.

Ms. Cham Hui Yin is a director of StarFIN Holding Limited, Insite MY Holdings Sdn Bhd and KSP AsiaFIN Co., Ltd.

The Company’s executive office is located at Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

Insite MY Systems Sdn Bhd and Insite MY Innovations Sdn Bhd are collectively referred to as “InsiteMY.”

As of the date of this prospectus, we beneficially own 40% and 49% of the voting shares of Murni StarFIN Sdn Bhd and KSP AsiaFIN Co., Ltd., respectively. We have a significant influence on these companies via share ownership, but they are not our subsidiaries. We refer to such companies as “associated companies”. The financials of these companies are not consolidated into our financial statements.

Below is the organization chart of the Company.

AsiaFIN Holdings Corp.
(Nevada, USA)
100%
AsiaFIN Holdings Corp.
(Labuan, Malaysia)
100%
StarFIN Holdings Limited
(British Virgins Island)
100%
AsiaFIN Holdings Limited
(Hong Kong, PRC)
49%
KSP AsiaFIN Co., Ltd
(Thailand)
100%
Insite MY Holdings Sdn. Bhd.
(Malaysia)
100%
OrangeFIN Asia Sdn. Bhd.
(Malaysia)
100%
OrangeFIN Academy Sdn. Bhd.
(Malaysia)
100%
Insite MY Innovations Sdn. Bhd.
(Malaysia)
100%
Insite MY Systems Sdn. Bhd.
(Malaysia)
60%
TellUS Report Sdn. Bhd.
(Malaysia)
40%
Murni StarFIN Sdn. Bhd.
(Malaysia)

Business Overview

We operate through our wholly owned subsidiaries by offering a range of system solutions in payment processing, RPA, and RegTech to financial institutions, regulatory agencies, professional service providers and private enterprises from various industries, with existing clients in the Asia region. Our subsidiary, SFHL, has over 90 bank customers for payment processing and RegTech, and our RPA solution system has more than 100 customers in Asia.

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Payment Processing (Fintech)

We have our own web-based payment processing system for check clearing used in central banks, financial institutions and payment system providers. This image-based check truncation system (CTS) is similar to the one used in the United States of America, under the CHECK21 standards. Our CTS systems are sold in Malaysia, Singapore, Indonesia, Philippines, Myanmar, Thailand, Pakistan, Bangladesh and in Saudi Arabia.

We also have a ISO20022 compliant payment gateway solution for central bank and financial institutions that is capable of supporting the Straight Through Processing (STP) of all types of payment transactions (including SWIFT, Real-Time Gross Settlement (RTGS), GIRO (NACHA standards) and Fast and Secure Transfers (FAST) payment and extendable to interface with various types of payment gateways. Our STP payment gateway solutions are sold in Malaysia, Myanmar and Indonesia.

Regulatory Technology

We have a RegTech system which conforms to XBRL reporting standards and other compliance reporting required by regulatory agencies such as central banks, securities commissions, tax authorities and company registries. Our RegTech reporting platform covers financial statistic reporting, credit risk exposure and analysis, risk management reports, Foreign Account Tax Compliance Act (FATCA) and Common Reporting Standard (CRS) reporting, external sector reporting, Goods and Services Tax (GST) reporting for reporting entities and lately e-Invoicing reporting for large corporations. We have more than 30 financial institutions and 20 large corporations using this RegTech platform.

Additionally, we plan to further develop a RegTech Software as a Service (SaaS) solution for public listed companies and financial institution for Environmental, Social and Governance (ESG) compliant reporting. ESG guidelines have already been issued by Bank Negara Malaysia, the central bank of Malaysia and Bursa Malaysia Stock Exchange for their members to reduce their carbon footprint. Our subsidiary, TellUS Report Sdn Bhd, was created to focus on this new line of business in both the consultancy and reporting.

Robotic Process Automation

We have our own Artificial Intelligent-based (or AI-based) RPA software solutions for financial institutions, large corporations and small medium enterprises. RPA utilizes software robots for the automation of mundane, labor intensive, manual computer operations. Robots are utilized for the processes where they help to reduce operational costs and also costs arising from human error. Our system automates the capturing of customer information from identity cards, passports and other identification documents. Our solution will automatically extract data from customers’ identity card, passport, and other identity documents and will immediately complete the forms, eliminating the friction and errors caused by manual input, through Intelligent Character Recognition technology and other AI-based technologies. Information extracted from an official identification document will then be checked against existing financial institutions’ databases for regulatory screening in internal blacklist check, anti-money laundering, credit scoring check, FATCA, CRS and ESG reporting, etc.

Recent Developments

Reverse Stock Split

Our board of directors and the majority of our stockholders approved a 1-for-[●] reverse stock split of our issued and outstanding shares of our common stock (the “Reverse Stock Split”). On __________, 2025, we filed a certificate of amendment of articles of incorporation with the State of Nevada to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

January 2025 Private Placement

On January 20, 2025, the Company and certain individual investors (the “Subscribers”) entered into subscription agreements (each, a “Subscription Agreement”) pursuant to which the Company agreed to sell an aggregate of 364,000 shares of common stock to the Subscribers for an aggregate purchase price of $327,600, or $0.90 per share. The transaction closed on January 20, 2025.

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Corporate Information

AsiaFIN Holdings Corp. was incorporated under the laws of the State of Nevada on June 14, 2019. For more details on our corporate history and structure, see “Business—Corporate History.”

Our principal executive office is located at Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia. Our telephone number at that address is +60 3 2148 7170 and our website address is www.asiafingroup.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

Summary of Risk Factors

Investing in our common stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our common stock. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 9 of this prospectus.

Risks Relating to our Business and Industry

Risks and uncertainties relating to our business and industry include, but are not limited to, the following:

●	Our performance and growth depend on our ability to generate client referrals and to develop referenceable client relationships that will enhance our sales and marketing efforts.

●	We might not implement successfully strategies to increase adoption of our products and services, which would limit our growth.

●	If we are unable to compete successfully in our marketplace, it will harm our business.

●	The experience of our customers depends upon the interoperability of our platform across technologies that we do not control, and if we are not able to maintain and expand our relationships with third parties in order to integrate our platform with their products, our business may be harmed.

●	We may not be able to respond to rapid technological changes, extend our platform or develop new features.

●	We have incorporated AI technologies into some of our products and services, which may present operational and reputational risks.

●	Interruptions in our services caused by undetected errors, failures, or bugs in our platform or services could harm our reputation and result in significant costs to us.

●	The failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.

●	We may be dependent on a limited number of suppliers and any disruption to the relationships with the major suppliers may have material adverse effects on our business.

●	Due to the fact that a small number of existing stockholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over stockholder decisions.

●	Our business and results of operations may be harmed by the misconduct of authorized employees that have access to important assets of our Company such as bank accounts and confidential information.

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●	We may be the subject of detrimental conduct by third parties, which could have a negative impact on our reputation.

●	Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation, and harm our business.

●	If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

●	If we are unable to secure sufficient financing when needed, our ability to execute our business plan as outlined in this prospectus will be impaired, which may negatively impact our business and prospects.

●	If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

●	We may not maintain adequate insurance, which could expose us to significant costs and business disruption.

●	We may expand through acquisitions of, investments in, or strategic partnerships or other strategic transactions with, other companies, each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations, and harm our results of operations.

●	Our previous performance may not be sustainable or indicative of our future financial outcomes, and there is no assurance that we will be able to achieve the same level of financial performance in the future.

●	Adverse or weakened general economic and market conditions may cause a reduction in customer demand, which could harm our revenue, results of operations, and cash flows.

●	Our business could be disrupted by catastrophic events.

Risks Relating to Laws and Regulations

Risks and uncertainties relating to legal and regulatory compliance include, but are not limited to, the following:

●	The actual or perceived failure by us, our customers, partners or vendors to comply with stringent and evolving laws and regulations, industry standards, policies, and contractual obligations relating to privacy, data protection, information security, and other matters could harm our reputation and business and subject us to significant fines and liability.

●	We are subject to a variety of U.S. and international laws and regulations, compliance with which could impair our ability to compete and non-compliance with which may result in claims, fines, penalties, and other consequences, all of which could adversely impact our operations, business, or performance.

●	Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance.

●	Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

●	Failure to protect intellectual property rights could adversely affect our business.

●	Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

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●	We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

●	We are subject to various U.S. and international anti-corruption and anti-bribery laws, and any failure to comply with such laws, and any laws to which we may become subject, whether in existence now or hereafter, could harm our business, financial condition, and results of operations.

●	Our operations are currently based primarily in Malaysia. U.S. regulators, such as, but not limited to, the Department of Justice, the SEC, The Public Company Accounting Oversight Board (“PCAOB”), and other authorities would likely incur difficulties in any potential investigations or inspections into our business given the location of our operations in Malaysia and surrounding Asia regions.

●	U.S. investors may have difficulty enforcing service of process, enforcing judgments, and bringing original actions in foreign courts to enforce liabilities against our Company, officers and directors.

Risks Relating to Our Capital Stock and Trading

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to sell your shares of common stock at or above the public offering price.

●	The price of our common stock could be subject to rapid and substantial volatility.

●	You will experience immediate and substantial dilution in the net tangible book value of common stock purchased in this offering.

●	By issuing preferred stock, we may be able to delay, defer or prevent a change of control.

●	Anti-takeover provisions in our articles of incorporation and bylaws and under Nevada law could prevent or delay an acquisition of us, which may be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

●	If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

●	We will incur substantial increased costs as a result of being a public company listed on Nasdaq;

●	We may not be able to maintain the listing of our common stock on Nasdaq.

●	Substantial future sales of our common stock or the anticipation of future sales of our common stock in the public market could cause the price of our common stock to decline.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

●	Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our common stock.

●	The concentration of our share capital ownership among our largest stockholders, and their affiliates, will limit your ability to influence corporate matters.

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●	We are an “emerging growth company” and have elected to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

●	We are a “smaller reporting company” and have elected to comply with certain reduced reporting requirements applicable to smaller reporting companies, which could make our securities less attractive to investors.

●	We will be a “controlled company” within the meaning of the Nasdaq listing rules upon the completion of this offering because our insiders will beneficially own more than 50% of the voting power of our outstanding voting securities.

●	Nasdaq may apply additional and more stringent criteria for our initial and continued listing, since we plan to have a relatively small public offering and insiders will hold a large portion of our listed securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the federal securities laws. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	reduced disclosure about our executive compensation arrangements;
●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and
●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

Implications of Being a Smaller Reporting Company

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”); (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Implications of Being a Controlled Company

Our Chief Executive Officer and director, Wong Kai Cheong, and our director, Seah Kok Wah, together with certain other management officers and directors, beneficially own approximately 59.26% and [●]% of the voting power of our outstanding voting securities as of the date of this prospectus and upon completion of this offering, respectively, and we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

As long as our principal shareholding person, entity, or group owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under Nasdaq listing rules. As a controlled company, we are permitted to rely on certain exemptions from Nasdaq’s corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. As a result, you may not in the future have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

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The Offering

Shares of common stock offered:	[●] shares.

Public offering price:	$[●] per share.

Shares of common stock outstanding immediately prior to this offering(1):	[●] shares. See “Description of our Securities.”

Shares of common stock outstanding immediately after this offering(1):	[●] shares. See “Description of our Securities.”

Listing:	We intend to apply to have shares of our common stock listed on Nasdaq. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Proposed ticker symbol:	“ASFH.”

Use of proceeds:	We anticipate that we will use the net proceeds from this offering for market expansion, working capital and general corporate purposes. See “Use of Proceeds.”

Lock-up:

Each of our directors and executive officers and each holder of 5% or more of our issued and outstanding shares of common stock will agree, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of common stock issued by us or any securities convertible into or exercisable or exchangeable for shares of common stock issued by us for a period of 180 days after the date of commencement of sales under this offering.

Clear Market:	We have agreed, subject to certain exceptions, among other things not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock for a period of 180 days after the date of the closing of this offering. See “Underwriting.”

Risk factors	The shares of common stock offered hereby are highly speculative and involve a high degree of risk. You should read the section of this prospectus “Risk Factors” beginning on page 9 for a discussion of factors to consider before deciding to invest in shares of our common stock.

Transfer Agent	VStock Transfer, LLC.

Notes:

(1)	Reflects the Reverse Stock Split effected by the Company effective __________, 2025 at a ratio of [●]-for-1.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks occur, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. You should only consider investing in our common stock if you can bear the risk of loss of your entire investment.

Risks Relating to our Business and Industry

Our performance and growth depend on our ability to generate client referrals and to develop referenceable client relationships that will enhance our sales and marketing efforts.

We depend on users of our solutions to generate client referrals for our services. We depend in part on the financial institutions, corporations and other third parties who use our products and services to recommend our solutions to their client base, which allows us to reach a larger client base than we can reach through our direct sales and internal marketing efforts. These referrals are an important source of new clients for our services. A decline in the number of referrals we receive could require us to devote substantially more resources to the sales and marketing of our services, which would increase our costs, potentially lead to a decline in our net sales, slow our growth and negatively impact our results of operations, financial position and cash flow.

We might not implement successfully strategies to increase adoption of our products and services, which would limit our growth.

Our future profitability will depend, in part, on our ability to successfully implement our strategy to increase adoption of our products and services. We cannot assure you that the relatively new market for our products and services will remain viable. We expect to invest substantial amounts to:

●	Drive customer awareness of our products and services;

●	Encourage customers to sign up for and use our products and services;

●	Continue to develop state of the art, easy-to-use technology;

●	Increase the number of customers using our products and services; and

●	Diversify our customer base.

Our investment in these programs will affect adversely our short-term profitability. Additionally, we may fail to implement successfully these programs or to increase substantially adoption of our product and services by customers who pay for the service. This would impact revenues adversely and cause our business to suffer.

If we are unable to compete successfully in our marketplace, it will harm our business.

There are similar services in current marketplace that compete with our core operating activities. Certain of these competitors and potential competitors have longer operating histories, substantially greater service development capabilities and financial, commercial and marketing resources. Competitors and potential competitors may also develop services that are more effective or have other potential advantages compared to our service plan. In addition, research, development and commercialization efforts by others could render our services provided obsolete or non-competitive. Certain of our competitors and potential competitors have broader services offerings and extensive client bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressure could result in price reductions, reduced margins and loss of market share. We could encounter potential customers that, due to existing relationships with our competitors, are committed to services offered by those competitors. As a result, those potential customers may not consider utilizing our services.

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If we fail to successfully predict and address these factors, meet customer demands or achieve more widespread market adoption of our platform, our business would be harmed.

The experience of our customers depends upon the interoperability of our platform across technologies that we do not control, and if we are not able to maintain and expand our relationships with third parties in order to integrate our platform with their products, our business may be harmed.

Our platform has broad interoperability and is able to integrate into various devices, including Windows, iOS, and Android. We depend on the accessibility of our platform across these devices that we do not control. Some of our competitors may have inherent advantages by being able to develop products and services internally that more closely integrate with their own software platforms or those of their business partners.

We may not be able to modify our platform and services to maintain their continued compatibility with that of third parties’ products and services that are constantly evolving. In addition, some of our competitors may be able to disrupt the ability of our platform to operate with their products or services, or they could exert strong business influence on our ability to, and the terms on which we, operate and provide access to our platform and services. Should any of these third parties modify their products or services in a manner that degrades the functionality of our platform or services, or that gives preferential treatment to their own or competitive products or services, whether to enhance their competitive position or for any other reason, the interoperability of our platform and services with these third-party products and services could decrease and our business could be harmed.

We may not be able to respond to rapid technological changes, extend our platform or develop new features.

The markets in which we compete are characterized by rapid technological changes and the frequent introduction of new products and services. Our ability to attract new customers and retain and expand the usage of existing customers depends on our ability to enhance and improve our platform, and to introduce new features and services. Our customers may require features and capabilities that our current platform does not have. We are focused on improving the quality and range of our service offerings and are committed to investing in research and development. Our enhancements to our platform, features or capabilities may not be compelling to our existing or potential customers and may not gain market acceptance. If our research and development investments do not accurately anticipate customer demand, or if we fail to develop our platform in a manner that satisfies customer preferences in a timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our platform.

The introduction of competing services or the development of entirely new technologies to replace existing offerings could make our platform obsolete or adversely affect our business, results of operations and financial condition. We may experience difficulties with software development, design or marketing that could delay or prevent our development, introduction, or implementation of new services, features, or capabilities. New services, features or capabilities may not be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, all of which could harm our business. If customers do not widely adopt our new services, features and capabilities, we may not be able to realize a return on our investment. If we are unable to develop, license or acquire new features and capabilities to our platform on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, our business would be harmed.

We have incorporated AI technologies into some of our products and services, which may present operational and reputational risks.

As of the date of this prospectus, we utilize our own AI-based RPA software for the automation of mundane, labor intensive, manual computer operations. As with many innovations, there are associated risks involved in utilizing AI technology. There can be no assurance that our use of AI will not produce errors going forward. AI has been known to produce false or “hallucinatory” inferences or outputs. AI can also present ethical issues and may subject us to new or heightened legal, regulatory, ethical, or other challenges. Inappropriate or controversial data practices by developers and end-users, or other factors adversely affecting public opinion concerning AI, could impair the acceptance of AI solutions, including those incorporated in our services. If the AI tools that we use are deficient, inaccurate, or controversial, we could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on our business and financial results.

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In addition, regulation of AI is rapidly evolving worldwide, as legislators and regulators are increasingly focused on these powerful emerging technologies. The technologies underlying AI and its uses are subject to a variety of laws and regulations, including intellectual property, data privacy and security, customer protection, competition, and equal opportunity laws, and are expected to be subject to increased regulation and new laws or new applications of existing laws and regulations. Since these regulatory frameworks rapidly evolve, we may become subject to new laws and regulations, which may affect the legality, profitability, or sustainability of our business, and we may be unable to predict all the legal, operational, or technological risks that may arise relating to the use of AI. The failure to comply with the relevant regulatory frameworks may also negatively affect our reputation. Because AI technology itself is highly complex and rapidly developing, it is not possible to predict all the legal, operational, or technological risks that may arise relating to the use of AI. Failure to appropriately respond to this evolving landscape may result in legal liability, regulatory action, or brand and reputational harm.

Interruptions in our services caused by undetected errors, failures, or bugs in our platform or services could harm our reputation and result in significant costs to us.

Our platform and services may have errors or defects that customers identify after they begin using them that could result in unanticipated interruptions of service. Internet-based services frequently contain undetected errors and bugs when first introduced or when new versions or enhancements are released. The use of our services in complicated, large-scale network environments may increase our exposure to undetected errors, failures, or bugs in our services. We use monitoring software to detect errors or bugs in our platform and we subject new codes to stringent testing before their release. We have not experienced significant interruptions in our services as a result of such errors or defects, but we may experience future interruptions of service if we fail to detect and correct these errors and defects. As our business expands, the costs incurred in correcting defects, bugs or errors may be substantial and could harm our results of operations.

In addition, we rely on software of third parties to offer our services. Any defects in, or unavailability of, our third-party software that cause interruptions of our services could, among other things:

●	cause a reduction in revenues or a delay in market acceptance of our services;
●	require us to pay penalties or issue refunds to our customers or partners, or expose us to claims for damages;
●	cause us to lose existing customers and make it more difficult to attract new customers;
●	divert our development resources or require us to make extensive changes to our software, which would increase our expenses and slow innovation;
●	increase our technical support costs; and
●	harm our reputation and brand.

The failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.

Our ability to increase our customer base and achieve broader market acceptance of our services will depend to a significant extent on our ability to expand our marketing and sales operations. We plan to continue expanding our sales and marketing capabilities, including through social media, trade shows, email marketing, cooperations with associations and cold calling. If we are unable to expand our sales and marketing operations, our future revenue growth and business could be adversely impacted.

All of these efforts will require us to invest significant financial and other resources, as the cost to acquire customers through these efforts is high. Our business will be harmed if our efforts do not generate a correspondingly significant increase in revenue.

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Because a small number of existing stockholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over stockholder decisions.

As of March 31, 2025, existing management has significant share ownership in the Company (59.26%) and will retain control of [●]% of the Company upon the completion of this offering. As a result of such ownership concentration, our officers and directors will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other stockholders.

Our business and results of operations may be harmed by the misconduct of authorized employees that have access to important assets of our Company such as bank accounts and confidential information.

Some of our employees have access to certain valuable assets of our Company, such as bank accounts and confidential information. In the event of misconduct by such authorized employees, our Company could suffer significant losses. Employee misconduct may include misappropriating bank accounts, falsifying bank records, improper use or disclosure of confidential information to the public or our competitors, and failure to comply with our internal policies or with federal or state laws or regulations regarding the use and safeguarding of classified or other protected information, and any other applicable laws or regulations. Although we have implemented policies, procedures, and controls to regulate employee conduct, these precautions may not prevent all intentional or negligent misconduct, and as a result, we could face unknown risks or losses. Furthermore, such unethical, unprofessional, or even criminal behavior by employees could damage our reputation, result in fines, penalties, restitution, or other damages, and lead to the loss of current and future customers, all of which would adversely affect our business, financial condition, and results.

We may be the subject of detrimental conduct by third parties, which could have a negative impact on our reputation.

We may be the target of anti-competitive, harassing, or other detrimental conduct by third parties including our competitors. Such conduct may include complaints, anonymous or otherwise, to regulatory agencies regarding our operations, accounting, business relationships, business prospects, and business ethics. Additionally, anyone may post false allegations online against us on an anonymous basis. We may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there can be no assurance that each of the allegations will be refuted conclusively within a reasonable period of time, or at all. Our business may also be materially negatively affected as a result of such public dissemination of anonymous allegations or malicious statements.

Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation, and harm our business.

Cybersecurity threats and incidents directed at us could range from uncoordinated individual attempts to gain unauthorized access to information technology systems to sophisticated and targeted measures aimed at disrupting business or gathering data of customers. We rely on our platform to deliver virtual and hybrid events to our customers and we use both local storage and cloud storage to process, organize and store our business data. The secure processing, maintenance, and transmission of information in these systems are critical to our operations.

Nonetheless, our technology operations are vulnerable to security breaches and attacks against our system and network. While we employ measures designed to prevent, detect, address, and mitigate these threats (including using third-party cybersecurity technology), and we have not experienced any material cybersecurity incidents as of the date of this prospectus, cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including potentially sensitive information of our customers) and the disruption of business operations. Any such compromises to our security could cause harm to our reputation, which could cause customers to lose trust and confidence in us or could cause agents to stop working for us. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers and business partners. We may also be subject to legal claims, government investigation, and additional state and federal statutory requirements.

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The potential consequences of a material cybersecurity incident include regulatory violations of applicable U.S. privacy and other laws, reputational damage, loss of market value, litigation with third parties (which could result in our exposure to material civil or criminal liability), diminution in the value of the services we provide to our customers, and increased cybersecurity protection and remediation costs (that may include liability for stolen assets or information), which in turn could have a material adverse effect on our competitiveness and results of operations.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

We expect our business to grow in terms of scale and diversity of operations. This will enable us to diversify and expand our service offerings. Such expansions will increase the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must continue to hire, train, and effectively manage new employees. The expansion of our services will also require us to maintain consistency in the quality of our services so that our market reputation is not damaged by any deviations in quality, whether actual or perceived.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

●	we face challenges in responding to evolving industry standards and government regulation that impact our business and our industry in general;

●	the technological or operational challenges may arise from our new services;

●	the execution of our future plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and

●	the successful execution of our strategies is subject to factors beyond our control, such as general market conditions, and economic and political developments in Asia, the United States and globally.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. There is no assurance that the investment to be made by our Company as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

If we are unable to secure sufficient financing when needed, our ability to execute our business plan as outlined in this prospectus will be impaired, which may negatively impact our business and prospects.

Sustaining our ongoing operations and propelling future growth requires a significant investment in capital assets, coupled with sufficient working capital. In particular, as a growing company, we expect to require additional capital to finance our operations, make strategic investments, or respond to market conditions. For example, we plan to enhance our technology and innovation, diversify our service offerings and expand our market reach. There can be no assurance that we will be able to obtain the necessary financing to support these plans on favorable terms or at all. Factors beyond our control, such as unfavorable market conditions, general economic downturns, or investor sentiment, may make it challenging for us to secure additional funding. In the event we are unable to obtain additional financing, we may have to significantly limit, or even terminate, our primary operations, or delay, reduce, or eliminate certain of our planned operations, resulting in a complete loss of investment for our stockholders. Our inability to obtain financing on acceptable terms when needed may have a material adverse effect on our business, results of operations, financial condition, and prospects.

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If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success depends, to a large extent, on the efforts of our key personnel, including our executive officers, senior management, and other key employees who have valuable experience, knowledge, and connections in our industry. See “Management.” Competition in our industry for qualified employees is very intense. There is no assurance that these key personnel will not voluntarily terminate their employment with us. We do not carry any key person insurance on any of our senior management team. We plan to purchase the directors’ and officers’ liability insurance upon the completion of this offering. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects.

We may not maintain adequate insurance, which could expose us to significant costs and business disruption.

We maintain certain insurance policies to safeguard against risks and unexpected events. However, there can be no assurance that such insurance coverage will always be available or will always be sufficient to cover any damages resulting from any kind of claims. In addition, there are certain types of risks that may not be covered by our insurance policies, such as war, force majeure events, or certain business interruptions. Claims that are not covered by the policies or the failure to renew the insurance policies may materially adversely affect our business, financial condition, and results of operations.

We may expand through acquisitions of, investments in, or strategic partnerships or other strategic transactions with, other companies, each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations, and harm our results of operations.

Our business strategy may, from time to time, include acquiring or investing in new or complementary services, technologies or businesses, strategic investments and partnerships, or other strategic transactions. We plan to identify, invest in, partner with, and acquire appropriate businesses that offer complementary advantages to our business, thereby improving overall competitiveness and sustaining growth. We cannot assure you that we will successfully identify suitable acquisition candidates or transaction counterparties, securely or effectively integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our business strategy or the expected return on our investment, or manage a geographically dispersed company. Any such acquisition, investment, strategic partnership, or other strategic transaction could materially and adversely affect our results of operations. The process of negotiating, effecting, and realizing the benefits from acquisitions, investments, strategic partnerships, and strategic transactions is complex, expensive and time-consuming, and may cause an interruption of, or loss of momentum in, development and sales activities and operations of both companies, and we may incur substantial cost and expense, as well as divert the attention of management. We may issue equity securities which could dilute current stockholders’ ownership, incur debt, assume contingent or other liabilities and expend cash in acquisitions, investments, strategic partnerships, and other strategic transactions which could negatively impact our financial position, stockholder equity, and stock price.

Acquisitions, investments, strategic partnerships, and other strategic transactions involve significant risks and uncertainties, including the following:

●	the potential failure to achieve the expected benefits of the acquisition, investment, strategic partnership, or other strategic transaction, including recoupment or write-down of our investments in the partnership;

●	unanticipated costs and liabilities;

●	the potential of disputes with our partners, including arbitration or litigation resulting from a breach or alleged breach of either party’s contractual obligation, which may result in cost, distraction and potential liabilities and reputational damage;

●	difficulties in integrating new services and subscriptions, software, businesses, operations, and technology infrastructure in an efficient and effective manner;

●	difficulties in maintaining customer relations;

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●	the potential loss of key employees of any acquired businesses;

●	the diversion of the attention of our senior management from the operation of our daily business;

●	the potential adverse effect on our cash position to the extent that we use cash for the transaction consideration;

●	the potential significant increase of our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition, investment, strategic partnership, or other strategic transaction;

●	the potential issuance of securities that would dilute our stockholders’ percentage ownership;

●	the potential to incur large and immediate write-offs and restructuring and other related expenses;

●	the inability to maintain uniform standards, controls, policies, and procedures; and

●	the inability to set up the necessary processes and systems to efficiently operate the partnerships.

Any acquisition, investment, strategic partnership, or other strategic transaction could expose us to unknown liabilities. Moreover, we cannot assure you that we will realize the anticipated benefits of any acquisition, investment, strategic partnership, or other strategic transaction. In addition, our inability to successfully operate and integrate newly acquired businesses or newly formed strategic partnerships appropriately, effectively, and in a timely manner could impair our ability to take advantage of future growth opportunities and other advances in technology, as well as our revenues and gross margins.

Our previous performance may not be sustainable or indicative of our future financial outcomes, and there is no assurance that we will be able to achieve the same level of financial performance in the future.

For the three months ended March 31, 2025 and the year ended December 31, 2024, we had total revenue of $621,179 and $3,382,432, respectively, and net loss of $482,429 and $143,577, respectively. Our financial results in the past may not be indicative of future results, and we cannot assure you that we will achieve or maintain profitability on a consistent basis. Our revenue growth may slow, or our revenue may decline for a number of reasons, including reduced demand for our products and services, increased competition, industry trend, or our failure to capitalize on growth opportunities. Meanwhile, we expect our overall operating expenses to continue to increase in the foreseeable future, as we will incur additional expenses in connection with the expansion of our business operations and as a new public company listed on Nasdaq. These efforts and additional expenses may be more costly than we currently expect, and there is no assurance that we will be able to maintain sufficient operating revenue to offset our operating expenses. Any failure to increase revenue or to manage our costs as we continue to grow and invest in our business would prevent us from achieving or maintaining profitability or maintaining positive operating cash flow at all, or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer.

Adverse or weakened general economic and market conditions may cause a reduction in customer demand, which could harm our revenue, results of operations, and cash flows.

Our revenue, results of operations, and cash flows depend on the overall demand for and use of our platform and services, which depends in part on the amount of spending allocated by our customers or potential customers on the relevant services. This spending depends on worldwide economic and geopolitical conditions. Asia, the United States and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services, inflation (including wage inflation), labor market constraints, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity, and foreign exchange markets, bankruptcies, and overall economic uncertainty. These economic conditions can arise suddenly, including the recent rise in inflation and overall macroeconomic environment, which may negatively impact our customers’ budgets. In addition, geopolitical developments, such as potential trade wars, and actions or inactions of the United States or other major national governments, can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets.

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Market volatility, decreased consumer confidence and diminished growth expectations in the United States economy and abroad as a result of the foregoing events could adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their contracts, or affect attrition rates, all of which could adversely affect our future sales and operating results. Some of our customers may view the usage of our platform as a discretionary purchase, and our customers may reduce their discretionary spending on our platform during an economic downturn. In addition, weak economic conditions, including during times of high inflation and tightening budgets, can result in customers seeking to utilize lower-cost solutions that are available from alternative sources. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts, or non-renewal at the end of a contract term.

Our business could be disrupted by catastrophic events.

Occurrence of any catastrophic event, including pandemics such as COVID-19, earthquakes, fires, floods, tsunamis or other weather event, power loss, telecommunications failure, software or hardware malfunctions, cyberattacks, war or terrorist attacks, could result in lengthy interruptions in our services. In addition, acts of terrorism could cause disruptions to the internet, the electric grid or the economy as a whole. If our systems were to fail or be negatively impacted as a result of a natural disaster or other catastrophic event, our ability to deliver our products and services to our customers would be impaired or we could lose critical data. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster and to execute successfully on those plans in the event of a disaster or emergency, our business could be harmed.

Risks Relating to Laws and Regulations

The actual or perceived failure by us, our customers, partners or vendors to comply with stringent and evolving laws and regulations, industry standards, policies, and contractual obligations relating to privacy, data protection, information security, and other matters could harm our reputation and business and subject us to significant fines and liability.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share confidential, proprietary, and sensitive information, including customer and user content, business data, trade secrets, intellectual property, third-party data, business plans, transactions, financial information. Our data processing activities subject us to numerous privacy, data protection, and information security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, and contractual requirements.

In the United States (and in Malaysia and other countries where we operate), federal, state, and local governments have enacted numerous privacy, data protection, and information security laws, including data breach notification laws, consumer protection laws, and other similar laws. While as of the date of this prospectus, we have not been subject to any legal or administrative penalties or received any notifications from regulatory authorities for privacy, data protection, or information security concerns, the developments or changes to the applicable laws and regulations may complicate compliance efforts and increase legal risk and compliance costs for us and the third parties upon whom we rely. If we fail to comply with stringent and evolving laws and regulations, industry standards, policies, and contractual obligations relating to privacy, data protection, information security, and other matters, it could harm our reputation and business and subject us to significant fines and liability.

We are subject to a variety of U.S. and international laws and regulations, compliance with which could impair our ability to compete and non-compliance with which may result in claims, fines, penalties, and other consequences, all of which could adversely impact our operations, business, or performance.

As a service provider, we do not regularly monitor our platform to evaluate the legality of the products and services of the customers using our platforms. While as of the date of this prospectus, we have not been subject to legal or administrative actions as a result of the use of our platforms, it may be possible that in the future we and our business partners may be subject to legal actions.

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We are subject to various international regulations on information security, copyrights and intellectual properties. To the extent we expand our market presence, our exposure for violating these laws and regulations will likely increase. If we fail to comply with the legal standards and requirements, we may face substantial civil and criminal fines, penalties, profit disgorgement, reputational harm, loss of access to certain markets, disbarment from government business, the loss of export privileges, tax reassessments, breach of contract, fraud and other litigation, reputational harm, and other foreseeable or unforeseen collateral consequences that could harm our business.

Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance.

Third-party partners and their customers with which we conduct business, as well as marketing and advertising agencies, may be subject to regulatory penalties or punishments because of their regulatory compliance failures or infringement upon other parties’ legal rights, which may, directly or indirectly, disrupt our business. We cannot be certain whether such third parties have violated any regulatory requirements or infringed or will infringe any other parties’ legal rights, which could expose us to legal expenses or compensation to third parties, or both.

We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties with which we conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputation, and may in turn affect our business, results of operations, and financial performance.

Moreover, regulatory penalties or punishments against our business stakeholders such as third-party service providers, whether or not resulting in any legal or regulatory implications upon us, may nonetheless cause business interruptions or even suspension of these business stakeholders, which could in turn disrupt our usual course of business and result in material negative impact on our business operations, results of operation and financial condition.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in the United States, Hong Kong, Malaysia, and the British Virgin Islands, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in the United States. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

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If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new countries also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to function by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

Failure to protect intellectual property rights could adversely affect our business.

We regard our domain names and other intellectual property we have developed or may develop or acquire as critical to our success. We have taken measures to protect our intellectual property, but these measures might not be sufficient or effective. We may bring lawsuits to protect against the potential infringement of our intellectual property rights. Policing unauthorized use of our proprietary technology and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce their intellectual property rights. Future litigation could result in substantial costs and diversion of our resources and could disrupt our business, as well as materially adversely affect our financial condition and results of operations. Further, despite the potentially substantial costs, we cannot assure you that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition, and results of operations.

Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, patents, or other intellectual property rights held by third parties. We may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. For instance, we may face claims of trademark or copyright infringement for the use of images, pictures, or materials used on our website, in promotional materials, such as brochures or videos, or in the distribution and storage of digital content. There could also be existing intellectual property of which we are not aware that our services may inadvertently infringe. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, copyrights, or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

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We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

From time to time, we may be involved in various claims, controversies, lawsuits, legal proceedings, or regulatory inquiries that arise in the ordinary course of business involving labor and employment, wage and hour, intellectual property, data breach and other matters. See “Business—Legal Proceedings.” We expect that the number and significance of these potential disputes or claims may increase as our business expands and our Company grows larger. Contractual provisions and insurance coverage may not cover potential claims and may not be adequate to indemnify us for all liabilities we may face. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, and result in the diversion of significant operational resources. Litigation is inherently unpredictable, and the results of any claims may have a material adverse effect on our business, financial condition, results of operations, and prospects. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We are subject to various U.S. and international anti-corruption and anti-bribery laws, and any failure to comply with such laws, and any laws to which we may become subject, whether in existence now or hereafter, could harm our business, financial condition, and results of operations.

We are subject to various U.S. and international anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Malaysian Anti-Corruption Commission Act 2009, as well as other similar anti-bribery and anti-kickback laws and regulations. These laws and regulations generally prohibit companies and their employees and intermediaries, from directly or indirectly authorizing, offering, or providing improper payments or benefits to government officials and other recipients for improper purposes. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. We anticipate that our exposure for violating these laws will increase as we continue to expand our presence, and any failure to comply with such laws could harm our business, financial condition, and results of operations.

Our operations are currently based primarily in Malaysia. U.S. regulators, such as, but not limited to, the Department of Justice, the SEC, The PCAOB, and other authorities would likely incur difficulties in any potential investigations or inspections into our business given the location of our operations in Malaysia and surrounding Asia regions.

We are a Nevada corporation, however most of our assets and operations are, and will be, located outside of the United States. As a result, it may be difficult for U.S. regulators of all kinds to investigate or carry out inspections, of any kind, into or regarding our operations due to the complex relationships between and among the United States, Malaysia and Hong Kong. There are also logistical issues with enforcing any actions on companies that operate overseas. There would likely be varying issues of jurisdiction between Malaysia or other nations and the United States. There is also uncertainty as to whether the courts of Malaysia, Hong Kong, any other Asian countries, or the British Virgin Islands would recognize or enforce judgments of U.S. courts or U.S. regulators overseas within their own jurisdictions. These factors all create a risk that should be considered before investing in our Company.

U.S. investors may have difficulty enforcing service of process, enforcing judgments, and bringing original actions in foreign courts to enforce liabilities against our Company, officers and directors.

We are a Nevada corporation and most of our assets are, and will be, located outside of the United States. Almost all of our operations will be conducted in Asia. In addition, our officers and directors are nationals and residents of a country other than the United States. As a result, it may be difficult for investors to effect service of process within the United States, or abroad, upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors, since our officers and directors are not residents in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong, Malaysia, other Asian countries, or the British Virgin Islands would recognize or enforce judgments of U.S. courts.

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Risks Relating to Our Capital Stock and Trading

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to sell your shares of common stock at or above the public offering price.

The public offering price for our common stock will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock following this offering. If you purchase our common stock in this offering, you may not be able to sell at or above the public offering price. We cannot assure you that the public offering price of our common stock, or the market price following this offering, will equal or exceed prices in privately negotiated transactions of our common stock that have occurred from time to time prior to this offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares of common stock they hold or may not be able to sell at all.

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You will experience immediate and substantial dilution in the net tangible book value of common stock purchased in this offering.

The public offering price of our common stock is substantially higher than the (pro forma) net tangible book value per share of our common stock. Consequently, when you purchase shares of our common stock in the offering, upon completion of the offering, you will incur immediate dilution of $[●] per share, assuming a public offering price of $[●]. See “Dilution.” As of March 31, 2025, our authorized capital stock consists of (i) 600,000,000 shares of common stock, of which 81,915,838 shares of common stock are issued and outstanding, and (ii) 200,000,000 shares of preferred stock, of which none are issued and outstanding. See “Description of our Securities.” Our management will have broad discretion to issue shares of our common stock, preferred stock, warrants, options, and other securities in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under our articles of incorporation, bylaws, or the applicable laws and regulations

By issuing preferred stock, we may be able to delay, defer or prevent a change of control or otherwise adversely affect the rights of holders of shares of our common stock.

Our certificate of incorporation permits us to issue, without approval from our stockholders, a total of 200,000,000 shares of preferred stock, none of which are outstanding. Our board of directors can determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our board of directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

Anti-takeover provisions in our articles of incorporation and bylaws and under Nevada law could prevent or delay an acquisition of us, which may be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of the Nevada Revised Statutes (the “NRS”) and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

●	Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

●	Authorized but unissued shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. We have in the past failed, and may in the future fail, to maintain the adequacy of our internal controls over financial reporting. Such failure could subject us to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot provide any assurance that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

For example, we carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer, of the effectiveness of our disclosure controls and procedures as of March 31, 2025. Based on the evaluation of these disclosure controls and procedures, and in light of the material weaknesses found in our internal controls over financial reporting, our chief executive officer concluded that our disclosure controls and procedures were not effective.

We will incur substantial increased costs as a result of being a public company listed on Nasdaq.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company listed on Nasdaq that we did not incur as a company quoted on the over-the-counter market. These additional costs could negatively affect our financial results. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these laws, rules, and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. These laws, regulations, and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company” and have elected to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies.

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As a result, our stockholders may not have access to certain information they may deem important. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of the following: (i) the last day of the first fiscal year in which our annual revenues were at least $1.235 billion; (ii) the last day of the fiscal year following the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act; (iii) the date on which we have issued more than $1.0 billion of non-convertible debt securities over a three-year period; or (iv) the last day of the fiscal year during which we meet the following conditions: (i) the worldwide market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least $700 million; (ii) we have been subject to U.S. public company reporting requirements for at least 12 months; or (iii) we have filed at least one annual report as a U.S. public company.

If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile. Emerging growth companies are exempt from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. An emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We are a “smaller reporting company” and have elected to comply with certain reduced reporting requirements applicable to smaller reporting companies, which could make our securities less attractive to investors.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our shares of Common Stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We will be a “controlled company” within the meaning of the Nasdaq listing rules upon the completion of this offering because our insiders will beneficially own more than 50% of the voting power of our outstanding voting securities.

Our Chief Executive Officer and director, Wong Kai Cheong, and our director, Seah Kok Wah, together with certain other management officers and directors, collectively beneficially own approximately 59.26% and ___% of the voting power of our outstanding voting securities as of the date of this prospectus and upon completion of this offering, and we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC. We may rely on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. In the event that we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance committee and compensation committee might not consist entirely of independent directors. Our status as a controlled company could cause our shares of common stock to be less attractive to certain investors or otherwise harm our trading price. As a result, you would not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements. Additionally, investors may be prevented from effecting matters involving our Company, including:

●	the composition of our board of directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

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●	any determination with respect to mergers or other business combinations;

●	our acquisition or disposition of assets; and

●	our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price of our common stock because investors may perceive disadvantages in owning stock in a Company that is controlled by a small number of stockholders. Although our Company does not intend to utilize the controlled company exemptions to the Nasdaq corporate governance listing standards, if we are eligible to utilize the controlled company exemptions in the future, we may choose to do so. In such instance we would be exempted from, among other things, the requirement to have a board with a majority of independent members and the requirement that we have a nominating and governance committee and compensation committee that are composed entirely of independent directors and have written charters addressing the respective committee’s purpose and responsibilities.

We may not be able to maintain the listing of our common stock on Nasdaq.

Even if our shares of common stock are approved for listing on Nasdaq, there can be no assurance that we will be able to maintain the listing standards of that exchange, which includes requirements that we maintain our stockholders’ equity, total value of shares of common stock held by unaffiliated stockholders, minimum bid price, and market capitalization above certain specified levels.

If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our common stock might cease to trade on Nasdaq, and may move to the OTCQB or the OTC Pink Markets (or the successors to the OTC Pink Markets, the OTCID Basic Market or the Pink Limited Market) operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares of common stock than Nasdaq.

Substantial future sales of shares of our common stock or the anticipation of such future sales in the public market could cause the price of our common stock to decline.

Sales of substantial amounts of shares of our common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our shares of common stock to decline. Sales of these shares of common stock into the market could cause the market price of our shares to decline.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our common stock.

We anticipate that we will use the net proceeds from this offering for market expansion, working capital, and other purposes. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our common stock.

The concentration of our share capital ownership among existing management, and their affiliates, will limit your ability to influence corporate matters.

As of the date of this prospectus and after this offering, existing management collectively owns approximately 59.26% and [●]% of our issued and outstanding common stock, respectively. Consequently, these stockholders will be able to greatly influence the outcome of all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership will limit your ability to influence corporate matters, and as a result, actions may be taken that you may not view as beneficial.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing, since we plan to have a relatively small public offering and insiders will hold a large portion of our listed securities.

Nasdaq has broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities (in which instance, Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company). Since we plan to have a relatively small public offering and our insiders will hold a large portion of our listed securities, Nasdaq may apply additional and more stringent criteria for our initial and continued listing, which may cause delay or even denial of our listing application.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of shares of common stock in this offering of $[●]_(or approximately $[●] if the underwriters exercise in full their option to purchase additional shares of common stock from us), based on an assumed initial public offering price of $[●] per share and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 30% of the net proceeds we receive from this offering for market expansion into the ASEAN region, focusing on Thailand, Philippines and Indonesia;

●	approximately 30% of the net proceeds we receive from this offering for market expansion into Saudi Arabia and the United States; and

●	approximately 40% of the net proceeds we receive from this offering for working capital and general corporate purposes.

Pending the use of proceeds from this offering as described above, we plan to invest the net proceeds that we receive in this offering in short-term and intermediate-term interest-bearing obligations, investment-grade securities, certificates of deposit or direct or guaranteed obligations of the Malaysian government.

While we currently intend to allocate the use of proceeds as described above, our management will have broad discretion in the application of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds.

25

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “ASFH.” Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

We intend to apply to list shares of our common stock on Nasdaq under the symbol “ASFH.” The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

As of the date of this prospectus, there were 153 holders of record of our common stock.

26

DIVIDEND POLICY

We have not paid any cash dividends on our common stock, and our board of directors intends to continue a policy of retaining earnings, if any, for use in our operations, though we may change this policy in the future. Any determination by our board of directors to pay dividends in the future to stockholders will be dependent upon our operational results, financial condition, capital requirements, business projections, general business conditions, statutory and regulatory restrictions, and any other factors deemed appropriate by our board of directors.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis; and

●	on an “as adjusted” basis to reflect the issuance and sale of [●] shares of the common stock by us in this offering, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing elsewhere in this prospectus.

	March 31, 2025
	Actual	As adjusted
Cash and cash equivalents	$1,258,660

Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized as of March 31, 2025; 81,915,838 shares issued and outstanding; __________ shares issued and outstanding on an as adjusted basis	$8,192
Additional paid-in capital	$10,795,250
Accumulated other comprehensive loss	$(257,826)		)
Retained earnings (accumulated deficit)	$(8,522,029)		)
Non-controlling interest	$(26,054)		)
Total stockholders’ equity	$1,997,533

Total capitalization	$2,572,358

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DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the net tangible book value per share of common stock upon completion of this offering. Dilution results from the fact that the public offering price per share is substantially in excess of the net tangible book value per share attributable to the existing stockholders for our presently outstanding shares of common stock.

Our net tangible book value as of March 31, 2025 was $1,997,533, or $0.0244 per share of common stock. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per share of common stock (as adjusted for the offering) from the public offering price per share and after deducting the estimated underwriting discounts, non-accountable expense allowance, and offering expenses payable by us.

After giving effect to the sale of shares of our common stock offered in this offering after deducting the estimated underwriting discounts and commissions and other offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025, would have been $[●], or $[●] per outstanding share of common stock. This represents an immediate increase in net tangible book value of $[●] per share of common stock to the existing stockholders, and an immediate dilution in net tangible book value of $[●] per share to investors purchasing the common stock in this offering.

The following table illustrates such dilution:

Post-Offering
Public offering price per share	$
Net tangible book value per share as of March 31, 2025		$1,997,533
As adjusted net tangible book value per share attributable to payments by new investors	$
As adjusted net tangible book value per share immediately after this offering	$
Amount of dilution in net tangible book value per share to new investors in the offering	$

The following tables summarize, on an “as adjusted” basis as of March 31, 2025, the differences between the existing stockholders and the new investors with respect to the number of shares of our common stock purchased from us, the total consideration paid and the weighted average price per share before deducting the estimated underwriting discounts, non-accountable expense allowance, and offering expenses payable by us.

	Shares purchased			Total consideration			Weighted average price
	Number	Percent		Amount	Percent		Per share
Existing stockholders			%	$		%	$
New investors			%	$		%	$
Total		100.0%		$	100.0%		$

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We operate through our wholly owned subsidiaries by offering a range of system solutions in payment processing, RPA, and RegTech to financial institutions, regulatory agencies, professional service providers and private enterprises from various industries, with existing clients in the Asia region. Our subsidiary, SFHL, has over 90 bank customers for payment processing and RegTech, and our RPA solution system has more than 100 customers in Asia.

Results of Operations

For the Three Months Ended March 31, 2025 and 2024

	For the Three Months Ended March 31,				Increase (decrease) in
	2025		2024		2025 compared to 2024
	(In U.S. dollars, except for percentages)
Revenue	$621,179	100.0%	$519,752	100.0%	$101,427	19.5%
Cost of revenue	(628,092)	(101.1)%	(497,824)	(95.8)%	130,268	26.2%
Gross (loss)/profit	(6,913)	(1.1)%	21,928	4.2%	(28,841)	(131.5)%
Share of loss from operation of associate	(1)	(0.0)%	(9,599)	(1.8)%	(9,598)	(100.0)%
Selling, general and administrative expenses	(485,831)	(78.2)%	(295,839)	(56.9)%	189,992	64.2%
Other income	3,282	0.5%	1,994	0.4%	1,288	64.6%
Loss from operations	(489,463)	(78.8)%	(281,516)	(54.2)%	207,947	73.9%
Income tax expense	-	-%	-	-%	-	-%
Net loss	(489,463)	(78.8)%	(281,516)	(54.2)%	207,947	73.9%
Net income attributable to non-controlling interest	7,034	1.1%	3,405	0.7%	3,629	106.6%
Net loss attributed to common shareholders of AsiaFIN Holdings Corp.	$(482,429)	(77.7)%	$(278,111)	(53.5)%	$204,318	73.5%

Revenues

For the three months ended March 31, 2025, the Company generated revenue in the amount of $621,179. The revenue was generated as a result of the Company having provided services related to information technology business to the customers.

For the three months ended March 31, 2024, the Company generated revenue in the amount of $519,752. The revenue was generated as a result of the Company having provided services related to information technology business to the customers.

Selling, General and Administrative Expenses

For the three months ended March 31, 2025, the Company had selling, general and administrative expenses in the amount of $485,831. These were primarily comprised of salary expenses, credit loss allowance, consultancy fee, advertisement fee, transportation charges and travelling expenses.

For the three months ended March 31, 2024, the Company had selling, general and administrative expenses in the amount of $295,839. These were primarily comprised of salary expenses, insurance, consultancy fee and travelling expenses.

The significant increase in general and administrative expenses was primarily attributable to higher salary expenses, as the Company recruited more employees to support their business expansion, and an increase in credit loss allowance, due to challenges in collecting receivables from debtors.

Net Loss

For the three months ended March 31, 2025, the Company has incurred a net loss of $482,429.

For the three months ended March 31, 2024, the Company has incurred a net loss of $278,111.

For the Years Ended December 31, 2024 and 2023

	For the Years Ended December 31,				Increase (decrease) in
	2024		2023		2024 compared to 2023
	(In U.S. dollars, except for percentages)
Revenue	$3,382,432	100.0%	$3,109,515	100.0%	$272,917	8.8%
Cost of revenue	(1,958,632)	(57.9)%	(1,708,334)	(54.9)%	250,298	14.7%
Gross profit	1,423,800	42.1%	1,401,181	45.1%	22,619	1.6%
Share of loss from operation of associate	(9,843)	(0.3)%	(152)	(0.0)%	9,691	6,375.7%
Selling, general and administrative expenses	(1,464,215)	(43.3)%	(1,298,849)	(41.8)%	165,366	12.7%
Other income	7,281	0.2%	13,109	0.4%	(5,828)	(44.5)%
(Loss)/income from operations	(42,977)	(1.3)%	115,289	3.7%	(158,266)	(137.3)%
Income tax expense	(118,991)	(3.5)%	(96,712)	(3.1)%	22,279	23.0%
Net (loss)/income	(161,968)	(4.8)%	18,577	0.6%	(180,545)	(971.9)%
Net income attributable to non-controlling interest	18,391	0.5%	637	0.0%	17,754	2,787.1%
Net (loss)/income attributed to common stockholders of AsiaFIN Holdings Corp.	$(143,577)	(4.2)%	$19,214	0.6%	$(162,791)	(847.3)%

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	For the Year Ended and As of December 31, 2024
By Business Segment	Payment Processing	RegTech	RPA	Total
Revenue	$1,257,270	$1,801,730	$323,432	$3,382,432

Cost of revenue	(680,714)	(844,455)	(433,463)	(1,958,632)

Gross profit	$576,556	$957,275	$(110,031)	$1,423,800

Share of loss from operation of associate	-	(4,032)	(5,811)	(9,843)

Selling, general and administrative expenses and other income	(475,263)	(631,910)	(349,761)	(1,456,934)

Profit (loss) from operations	101,293	321,333	(465,603)	(42,977)

Total assets	$1,357,920	$1,805,491	$999,429	$4,162,840
Capital expenditure	$45,127	$60,002	$33,214	$138,343

	For the Year Ended and As of December 31, 2023
By Business Segment	Payment Processing	RegTech	RPA	Total
Revenue	$1,444,946	$1,356,969	$307,600	$3,109,515

Cost of revenue	(796,421)	(646,251)	(265,662)	(1,708,334)

Gross profit	$648,525	$710,718	$41,938	$1,401,181

Share of loss from operation of associate	-	-	(152)	(152)

Selling, general and administrative expenses and other income	(611,142)	(414,730)	(259,868)	(1,285,740)

Profit (loss) from operations	37,383	295,988	(218,082)	115,289

Total assets	$1,783,875	$1,210,566	$758,533	$3,752,974
Capital expenditure	$15,438	$10,476	$6,565	$32,479

Revenue

The Company generates revenue from providing services related to information technology business to its customers. For the year ended December 31, 2024, the Company generated revenue of $3,382,432, representing an 8.8% increase from revenue of $3,109,515 for the year ended December 31, 2023. This increase was primarily driven by the implementation of the e-Invoice system under RegTech in Malaysia.

Cost of Revenue

The Company’s cost of revenue increased 14.7% to $1,958,632 for the year ended December 31, 2024 from $1,708,334 for the year ended December 31, 2023. This increase was primarily due to an increase in headcount by 19%.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include salary expenses, audit fees, insurance, consultancy fee, travelling expenses, other professional fees and transportation charges. For the year ended December 31, 2024, the Company had selling, general and administrative expenses of $1,464,215, representing a 12.7% increase from the $1,298,849 for the year ended December 31, 2023.

The increase in general and administrative expenses was the result of the increase in salary expenses as the Company hired more employees to expand their business.

Net Income (Loss)

For the reasons set forth above, we incurred a net loss of $143,577 for the year ended December 31, 2024, compared to net income of $19,214 recorded for the year ended December 31, 2023.

Liquidity and Capital Resources

For the Three Months Ended March 31, 2025 and 2024

Cash Used in/Provided by Operating Activities

For the three months ended March 31, 2025, the Company has used $45,148 in operating activity, of which primarily consist of net loss, minority interest, disposal of asset, decrease in other payables and accrued liabilities, increase in tax assets, decrease in income tax payable and reduction in lease liability contra by share of loss from operation of associate, depreciation and amortization, provision for credit loss allowance, increase in account payables, decrease in account receivables, decrease in prepayment, deposits and other receivables and increase in deferred revenue.

For the three months ended March 31, 2024, the Company has received $126,777 provided by operating activity, of which primarily consist of share of loss from operation of associate, depreciation and amortization, provision for credit loss allowance, increase in account payable, decrease in account receivable, increase in deferred revenue contra by net loss, minority interest, increase in prepayment, deposits and other receivables, decrease in other payables and accrued liabilities, decrease in tax assets and reduction in lease liability.

Cash Used in Investing Activities

For the three months ended March 31, 2025, the Company has invested $5,010 in investing activities, for the acquisition of computer systems, furniture and fittings, and investment in associate.

For the three months ended March 31, 2024, the Company has invested $43,479 in investing activities, for the acquisition of computer systems and mobile phones and investment in associate.

Cash Used in Financing Activities

For the three months ended March 31, 2025, the Company has used $7,026 in financing activity, primarily consist of proceeds from share issuance and advances to director.

For the three months ended March 31, 2024, the Company has used $18,827 in financing activity, primarily consist of advances to director.

For the Years Ended December 31, 2024 and 2023

As of December 31, 2024 and 2023, we had cash and cash equivalents of $1,309,929 and $1,234,188 respectively. We expect increased levels of operations going forward will result in more significant cash flows and in turn working capital.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations.

31

Cash Provided by/Used in Operating Activities

For the year ended December 31, 2024, the Company has $343,001 provided by operating activity, which primarily consists of impairment of investment in associate, share of loss from operation of associate, depreciation and amortization, increase in account payable, increase in other payables and accrued liabilities, increase in deferred revenue and increase in income tax payable contra by net loss, minority interest, provision for credit loss allowance, increase in account receivable, increase in prepayment, deposits and other receivables, increase in tax asset, increase in deferred income tax assets and reduction in lease liability.

For the year ended December 31, 2023, the Company used $210,454 in operating activity, which primarily consists of minority interest, increase in account receivable, decrease in other payables and accrued liabilities, decrease in deferred revenue, decrease in income tax payable and reduction in lease liability contra by net income, share of loss from operation of associate, depreciation and amortization, provision for credit loss allowance, increase in account payable, decrease in prepayment, deposits and other receivables, decrease in tax assets and decrease in deferred income tax assets.

Cash Used in Investing Activities

For the year ended December 31, 2024, the Company invested $209,133 in investing activities, for the acquisition of computer systems, mobile phones, renovation and investment in associate.

For the year ended December 31, 2023, the Company invested $32,479 in investing activities for the acquisition of computer systems and office equipment.

Cash Provided by Financing Activities

For the year ended December 31, 2024, the Company had $77,401 in financing activities, primarily consisting of advances to director.

For the year ended December 31, 2023, the Company had $74,578 in financing activities, primarily consisting of advances to director.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of March 31, 2025, December 31, 2024, and December 31, 2023.

Contractual Obligations

The contractual obligations presented in the table below represent our estimates of future cash payments under fixed contractual obligations.

The following table summarizes our contractual obligations as of March 31, 2025:

	Total	Due within 1 year
Operating lease obligations (1)	$633,716	$58,891
Loan obligation (2)	135,242	67,621
Total contractual obligations	$768,958	$126,512

(1)	Includes operating lease right-of-use obligations. We have one office space leasing agreement with our Chief Executive Officer and director, Mr. Wong Kai Cheong, and three office space leasing agreements with a third party.
(2)	Represents the loan agreement with our Chief Executive Officer and director, Mr. Wong Kai Cheong, for the acquisition of property.

Critical Accounting Policies and Estimates

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to, among others, the allowance for credit losses, impairment analysis of real estate assets and other long-term assets including goodwill, valuation allowance on deferred income taxes, and the accrual of potential liabilities. Actual results may differ from these estimates.

Credit losses

The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables. Management considers historical collection rates, the current financial status of the Company’s customers, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, management believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments, including its trade receivables.

Credit loss rate is determined by historical collection based on aging schedule, adjusted for current conditions using reasonable and supportable forecasts. Based on the aging categorization and the adjusted loss rate per category, an allowance for credit losses is calculated by multiplying the adjusted loss rate with the amortized cost in the respective age category.

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Revenue recognition

The Company follows the guidance of ASC 606, “Revenue from Contracts” (“ASC 606”). ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from providing information technology services such as business system integration and management services, computer programming activities and services to the customers.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties, trade payables and other payables approximate at their fair values because of the short-term nature of these financial instruments. The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company did not have any non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Recent Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The ASU 2023-07 is effective for annual reporting periods beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company already adopted this ASU on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company already adopted this ASU on its consolidated financial statements and related disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on our consolidated financial statements and related disclosures.

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BUSINESS

Corporate History

AsiaFIN Holdings Corp. was incorporated under the laws of the State of Nevada on June 14, 2019.

On June 14, 2019, Mr. Wong Kai Cheong was appointed Chief Executive Officer, President, Secretary, Treasurer and Director.

On September 18, 2020, Mr. Seah Kok Wah was appointed Director of the Company.

On December 18, 2019, we acquired 100% of the equity interests of AsiaFIN Holdings Corp., or the Malaysia Company, a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of the Malaysia Company, our Chief Executive Officer, Mr. Wong was compensated HK$1.

On December 23, 2019, the Malaysia Company acquired AsiaFIN Holdings Limited, or the Hong Kong Company, a private limited company incorporated in Hong Kong. In consideration of the equity interests of the Hong Kong Company, our Chief Executive Officer, Mr. Wong was compensated HK$1.

On December 22, 2022, we entered into an Acquisition Agreement (the “Agreement”) with StarFIN Holdings Limited, or SFHL, a private limited company organized under the law of British Virgin Islands, and the shareholders of SFHL. Pursuant to the Agreement, the Company purchased 10,000 shares of SFHL (the “SFHL Shares”), representing all of the issued and outstanding shares of common stock of SFHL. As consideration, the Company agreed to issue to the shareholders of SFHL 8,232,038 shares of our common stock, at a value of $1.10 per share, for an aggregate value of $9,055,242. We consummated the acquisition of SFHL on February 23, 2023.

Our Chief Executive Officer, President, Director, Secretary and Treasurer, Mr. Wong Kai Cheong is also the director of SFHL. Prior to the acquisition, Mr. Wong Kai Cheong held 29.94% of our issued and outstanding securities and 57.10% of the issued and outstanding securities of SFHL, Hoo Swee Ping, the director of SFHL, held 10.91% of our issued and outstanding securities and 40.22% of the issued and outstanding securities of SFHL, and Cham Hui Yin, our Finance Manager, held 0.48% of the issued and outstanding securities of SFHL. Upon the consummation of the acquisition, Mr. Wong Kai Cheong, Hoo Swee Ping and Cham Hui Yin received 8,051,511 shares of our restricted common stock collectively.

Initially, the Company, through its subsidiaries, was in the business of providing market research studies and consulting services to clients, primarily in the payment solutions industry.

After the acquisition of SFHL on February 23, 2023, we broadened our service offerings in the information technology industry such as providing payment processing solutions, RegTech software solutions, including ESG consultancy & reporting and RPA software solutions across Asia.

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The table below sets forth details of the Company’s subsidiaries and associated companies:

No.	Subsidiary Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities	Business Segment
1	AsiaFIN Holdings Corp.	Labuan on July 15, 2019	1 ordinary share	Investment holding company	N/A

2	AsiaFIN Holdings Limited	Hong Kong on July 5, 2019	1 ordinary share	Investment holding company	N/A

3	StarFIN Holdings Limited	British Virgin Islands on August 19, 2021	10,000 ordinary shares	Investment holding company	N/A

4	Insite MY Holdings Sdn Bhd (FKA StarFIN Asia Sdn Bhd)	Malaysia on May 24, 2018	11,400,102 ordinary shares	Investment holding company	N/A

5	OrangeFIN Academy Sdn Bhd (FKA Insite MY.Com Sdn Bhd)	Malaysia on February 2, 2000	100,000 ordinary shares	Provision of business system integration and management services	Payment Processing
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6	Insite MY Systems Sdn Bhd	Malaysia on January 18, 2000	500,000 ordinary shares	Provision of information technology services	Payment Processing

7	Insite MY Innovations Sdn Bhd	Malaysia on January 18, 2010	540,000 ordinary shares	Provision of information technology services	RegTech

8	OrangeFIN Asia Sdn Bhd	Malaysia on January 25, 2018	50,000 ordinary shares	Provision of computer programming activities and services	RPA

9	TellUS Report Sdn Bhd	Malaysia on September 22, 2023	100 ordinary shares	Provision of information technology services	RegTech

No.	Associated Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities	Business Segment
1	Murni StarFIN Sdn Bhd	Malaysia on September 9, 2022	100,000 ordinary shares	Provision of information technology services	N/A

2	KSP AsiaFIN Co., Ltd. (FKA KSP StarFIN Co., Ltd.)	Thailand on August 11, 2023	50,000 ordinary shares	Provision of information technology services	RPA

Mr. Wong Kai Cheong is a director of all of the aforementioned companies except KSP AsiaFIN Co., Ltd.

Ms. Cham Hui Yin is a director of StarFIN Holding Limited, Insite MY Holdings Sdn Bhd and KSP AsiaFIN Co., Ltd.

The Company’s executive office is located at Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

Insite MY Systems Sdn Bhd and Insite MY Innovations Sdn Bhd are collectively referred to as “InsiteMY.”

As of the date of this prospectus, we beneficially own 40% and 49% of the voting shares of Murni StarFIN Sdn Bhd and KSP AsiaFIN Co., Ltd., respectively. We have a significant influence on these companies via share ownership, but they are not our subsidiaries. We refer to such companies as “associated companies”. The financials of these companies are not consolidated into our financial statements.

Below is the organization chart of the Company.

AsiaFIN Holdings Corp.
(Nevada, USA)
100%
AsiaFIN Holdings Corp.
(Labuan, Malaysia)
100%
StarFIN Holdings Limited
(British Virgins Island)
100%
AsiaFIN Holdings Limited
(Hong Kong, PRC)
49%
KSP AsiaFIN Co., Ltd
(Thailand)
100%
Insite MY Holdings Sdn. Bhd.
(Malaysia)
100%
OrangeFIN Asia Sdn. Bhd.
(Malaysia)
100%
OrangeFIN Academy Sdn. Bhd.
(Malaysia)
100%
Insite MY Innovations Sdn. Bhd.
(Malaysia)
100%
Insite MY Systems Sdn. Bhd.
(Malaysia)
60%
TellUS Report Sdn. Bhd.
(Malaysia)
40%
Murni StarFIN Sdn. Bhd.
(Malaysia)

Business Overview

We operate through our wholly owned subsidiaries by offering a range of system solutions in payment processing, RPA, and RegTech to financial institutions, regulatory agencies, professional service providers and private enterprises from various industries, with existing clients in the Asia region. Our subsidiary, SFHL, has over 90 bank customers for payment processing and RegTech, and our RPA solution system has more than 100 customers in Asia.

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Payment Processing (Fintech)

We have our own web-based payment processing system for check clearing used in central banks, financial institutions and payment system providers. This image-based check truncation system (CTS) is similar to the one used in the United States of America, under the CHECK21 standards. Our CTS systems are sold in Malaysia, Singapore, Indonesia, Philippines, Myanmar, Thailand, Pakistan, Bangladesh and in Saudi Arabia.

We also have a ISO20022 compliant payment gateway solution for central bank and financial institutions that is capable of supporting the Straight Through Processing (STP) of all types of payment transactions (including SWIFT, Real-Time Gross Settlement (RTGS), GIRO (NACHA standards) and Fast And Secure Transfers (FAST) payment and extendable to interface with various types of payment gateways. Our STP payment gateway solutions are sold in Malaysia, Myanmar and Indonesia.

Regulatory Technology

We have a RegTech system which conforms to XBRL reporting standards and other compliance reporting required by regulatory agencies such as central banks, securities commissions, tax authorities and companies registries. Our Reg Tech reporting platform covers financial statistic reporting, credit risk exposure and analysis, risk management reports, Foreign Account Tax Compliance Act (FATCA) and Common Reporting Standard (CRS) reporting, external sector reporting, Goods and Services Tax (GST) reporting for reporting entities and lately e-Invoicing reporting for large corporations. We have more than 30 financial institutions and 20 large corporations using this RegTech platform.

Additionally, we plan to further develop a RegTech software as a Service (SaaS) solution for public listed companies and financial institution for ESG compliant reporting. ESG guidelines have already been issued by Bank Negara Malaysia, the central bank of Malaysia and Bursa Malaysia Stock Exchange for their members to reduce their carbon footprint. Our subsidiary, TellUS Report Sdn Bhd, was created to focus on this new line of business in both the consultancy and reporting.

Robotic Process Automation

We have our own AI-based RPA Software solutions for financial institutions, large corporations and small medium enterprises. RPA utilizes software Robots for the automation of mundane, labor intensive, manual computer operations. Robots are utilized for the processes where they help to reduce operational costs and also costs arising from human error. Our system automates the capturing of customer information from identity cards, passports and other identification documents. Our solution will automatically extract data from customers’ identity card, passport, and other identity documents and will immediately complete the forms, eliminating the friction and errors caused by manual input, through Intelligent Character Recognition technology and other AI-based technologies. Information extracted from an official identification document will then be checked against existing financial institutions’ databases for regulatory screening in internal blacklist check, anti-money laundering, credit scoring check, FATCA, CRS and ESG reporting, etc.

Industry Overview

Payment Market

Southeast Asia total transaction value in the digital payments market is projected to reach US$805.54 billion in 20251. Total transaction value is expected to show an annual growth rate (CAGR 2025-2029) of 19.83% resulting in a projected total amount of US$1.66 trillion by 2029. The market’s largest market is mobile point of sale (POS) payments with a projected total transaction value of US$493.26 billion in 2025.

The digital payments market segment is led by consumer transactions and includes payments for products and services which are made over the Internet as well as digital payments at POS via digital wallet applications and cross-border money transfers made over the internet (digital remittances).

Across the globe, check payments are generally declining as digital payments become more popular. Despite the decline, checks continue to be used for specific transactions, such as larger payments, rent, and payments to charities or contractors. Despite the rise of digital payments, checks remain an important form of non-cash payments in Southeast Asian countries like Malaysia, Philippines and Indonesia.

1.	Source: https://www.statista.com/outlook/fmo/digital-payments/southeast-asia

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The global number of check payments in 2023 highlights a sharp decline in usage across various countries. The United States leads with 72.47 million units but exhibits a 4.88% decrease year-on-year2. France, holding 7.97 million units, also shows a 6.59% decline. India, with 6.72 million units, reduced by 1.42%, while Canada saw a significant 7.22% drop with 2.21 million units. Brazil experienced the most substantial drop of 17.13% at 1.59 million units. Other notable variations include Mexico (-7.21%), Italy (-11.5%), Argentina (-0.79%), Spain (-1.9%), and United Kingdom with a steep -41.22% decrease at minimal usage of 0.15 million units.

Future trends to watch include further declines in check usage as digital payments continue to rise. Emerging markets like India may transition more rapidly from checks to electronic payments. The United States, with still a volume of 11 million checks issued in 2023, is likely to see continued reductions due to the adoption of digital alternatives. European countries that have already minimal usage of checks will potentially phase out checks entirely. Watching the adoption rate of digital payment solutions in regions like Latin America and Asia could provide further insights into the declining trends of check payments globally.

Robotic Process Automation

RPA, also called “intelligent automation” or “smart automation,” refers to advanced technologies that can be programmed to perform a series of tasks, like data manipulation, triggering responses, and creating necessary communication with other processes and systems. RPA is similar to traditional IT automation but the major difference between these technologies is that RPA is, itself, capable of learning and is adaptive to changing circumstances, while a traditional IT automation system is not.

The global RPA market size was valued at US$5.77 billion in 20233. The RPA market industry is projected to grow from US$7.40 billion in 2024 to US$42.38 billion by 2032, exhibiting a compound annual growth rate (CAGR) of 24.37% during the forecast period (2024 - 2032).

Improved operational costs for businesses with a rising smartphone adoption rate and fostering demand for technologically advanced and innovative electronic products are the key market drivers enhancing market growth.

The Southeast Asia RPA market size was estimated at US$0.22 billion in 20244. The Southeast Asia RPA market industry is expected to grow from US$0.31 billion in 2025 to US$7.96 billion in 2034, exhibiting a compound annual growth rate (CAGR) of 41.20% during the forecast period (2025 - 2034). The rising need for digital transformation, the expanding uptake of automation solutions, and the progress made in artificial intelligence (AI) and machine learning technologies are the main market drivers anticipated to propel the RPA market in Southeast Asia.

Regulatory Technology

RegTech is the management of regulatory processes within the financial industry via technology, including regulatory monitoring, reporting and compliance. In recent years, there has been a strong regulatory focus on financial crime. The key drivers of RegTech adoption consist of compliance, cost and complexity. The ability of RegTech using technologies such as advanced analytics, RPA and cognitive computing offer new efficiencies in compliance, which offers a lower cost.

The global RegTech market size was estimated to be US$7.6 billion in 2021 and is projected to be worth US$19.5 billion by 2026 to grow at a CAGR of 20.8% during the forecast period5.

The Asia-Pacific region is expected to have the highest growth rate, growing at CAGR of 17.0% during the forecast period. Rising need for regulatory compliance, increasing penetration of advanced technologies such AI, machine learning, and cloud computing across the region, and implementation of these solution in fintech industries are some of the major driving factors for the RegTech market in Asia-Pacific.

The United States has emerged as a key regional market for RegTech as regulatory requirements are becoming more complex in various industries. Financial institutions are increasingly utilizing RegTech solutions to simplify compliance procedures, cut operational expenses, and lessen risks related to non-compliance. Moreover, the use of AI, blockchain, and other technologies is enabling real-time data analysis and improving regulatory reporting. Furthermore, organizations are increasingly prioritizing compliance automation due to heightened regulatory scrutiny and the risk of substantial penalties for non-compliance. The IMARC Group forecasts that the United States RegTech market will experience a 21.84% compound annual growth rate (CAGR) from 2024 to 20326.

2.	Source: https://www.reportlinker.com/dataset/26737f357f4b4add2adf904f08e96b2c91fa064a
3.	Source: https://www.marketresearchfuture.com/reports/robotic-process-automation-market-2209?utm_term=&utm_campaign=&utm_source=adwords&utm_medium=ppc&hsa_acc=2893753364&hsa_cam=20378630116&hsa_grp=152938190522&hsa_ad=665842143972&hsa_src=g&hsa_tgt=dsa-2354429467192&hsa_kw=&hsa_mt=&hsa_net=adwords&hsa_ver=3&gad_source=1
4.	Source: https://www.marketresearchfuture.com/reports/sea-robotic-process-automation-market-20730
5.	Source: https://www.marketsandmarkets.com/Market-Reports/regtech-market-63447434.html
6.	https://www.imarcgroup.com/regtech-market#:~:text=RegTech%20Market%20Size%20and%20Share,18.0%25%20from%202025%2D2033

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Marketing

We plan to participate in several international or regional scale industry roadshows, conferences, and exhibitions to promote our products and services to potential markets in Asia, such as Gulf Information Technology Exhibition (“GITEX”) Technology Week in Dubai, CES annual trade show organized by Consumer Technology Association in Las Vegas, Singapore Fintech Festival organized by Monetary Authority of Singapore in Singapore, and Robotic Process and Intelligence Automation Conference in ASEAN. We believe that with our participation in these programs, AsiaFIN can be recognized as a premium solution provider in Asia. We are also collaborating with the Malaysia Digital Economy Corporation (MDEC), a government agency, in their effort to expand Malaysian companies into the international market. We have participated in the ASEAN trade missions as well as the Australian trade mission. In future, we expect to participate in the Middle East, Nordics and U.S.-based programs.

We believe that while displaying our company through customized exhibition stands, banners, counters, brochures and leaflets at these events or exhibition, we will be able to draw attention from the participants. We will then network and register these participants into our prospective client list. Post event, we will utilize these connections by scheduling meetings in person with these prospects to demonstrate our proposed solutions.

We have developed our website at https://asiafingroup.com/ to market our services, and we intend to utilize search engine marketing to improve the visibility of our corporate website once we have successfully raised some funds. We also plan to explore omnichannel marketing options through different social media such as Instagram, YouTube, LinkedIn, and Facebook, to do a marketing campaign via direct messaging.

We have joined associations such as the National Tech Association of Malaysia, the Federation of Malaysian Manufacturers and the Small and Medium Enterprise Association of Malaysia. We are exploring membership in the FinTech Association of Malaysia and the Fintech Associations of Philippines and Thailand once we have made contact thorough our marketing efforts. We also have joined the RegTech Association based in Sydney, Australia, that has membership worldwide. We plan to start email marketing campaigns and send out emails to a large database associated with these organizations accumulated through their memberships, pending formalization of any collaboration with these associations or organizations.

In addition, AsiaFIN has formed a joint venture company with KSP GreenPro Ltd in Thailand to form the company called KSP AsiaFIN Ltd for the Thailand and Laos market. AsiaFIN also plans to create market expansion through joint ventures or strategic collaborations with software solution providers in other ASEAN countries such as Philippines, Indonesia, Singapore, Malaysia and will then explore further expansion to Nordic countries, the Kingdom of Saudi Arabia, Australia and the United States. Our marketing plans have not yet been determined in sufficient detail to outline at this time and remain under development.

Competition

We operate in a highly competitive industry. We intend to focus on selling our solutions to companies in Asia, with a particular focus on ASEAN countries. We intend to distinguish ourselves by creating a strong relationship with our clients and by ensuring our commitment to provide exceptional solutions. In addition, we will continue to further develop our solutions to maintain our market position, keep pace with latest technological changes and compete effectively in the market we are operating in.

By ensuring high customer satisfaction for our clients, we hope to ensure repeat sales from the same group of customers and generate the referral of new clients. In addition, we will participate actively in industry roadshows and conferences to promote our solutions to potential markets in Asia. We intend to participate in Award programs, so we can be recognized as a premium solution provider in Asia. We intend to use all available social media, for example LinkedIn, Instagram, YouTube and Facebook to promote our solutions. Lastly, the Company intends to encourage our existing clients to furnish recommendation letters and organize signing ceremonies to further increase awareness of our solutions and our company in the future.

Government Regulation

We are subject to a variety of foreign, federal, state and local governmental laws and regulations related to data protection, anti-money laundering and intellectual property. If we fail to comply with present or future financial system laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators that violates the laws such as data breaching or illegal use of intellectual property, even if the operator was not responsible for the release or otherwise was not at fault.

If we become aware of the need for any permits necessary to conduct our operations, then we will apply for and attempt to receive all financial system related intellectual property or permits necessary to conduct our business. As of the current date, we are not aware of any intellectual property or license that need to be registered from foreign, federal, state or local agencies. Any failure by us to control the use of other’s intellectual property or data breaching could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

We have listed the primary, but not necessarily only, rules and regulations that we believe apply to our business below:

Malaysia

1)	Financial Services Act 2013 (FSA) and The Islamic Financial Services Act 2013 (IFSA)

The FSA and IFSA came into force in 2013 replacing the repealed Payment System Act 2003 (PSA). The FSA and IFSA incorporate strengthened provisions to regulate payment system operators and payment instrument issuers in order to promote safe, efficient and reliable payment systems and instruments. Operators of systems that enable the transfer of funds from one banking account to another or provide payment instrument network operation will require approval from the Central Bank of Malaysia to operate such systems. As for those wishing to offer merchant acquiring services, such person is required to be registered with the Central Bank of Malaysia.

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The FSA and IFSA contain provisions that enable Central Bank of Malaysia to effectively perform its oversight role. In general, this includes empowering the Bank to specify standards, as well as, to issue directions, for the purpose of ensuring the safety, integrity, efficiency and reliability of the payment systems and payment instruments

2)	Personal Data Protection Act 2010 (PDPA)

The Personal Data Protection Department (PDPD) is an agency under the Ministry of Communications and Multimedia Commission (MCMC) that was established on May 16, 2011 after the Parliament passed the bill relating to the Personal Data Protection Act 2010 (PDPA) of Act 709. The main responsibility of this department is to oversee the processing of personal data of individuals involved in commercial transactions by User Data that is not misused and misapplied by the parties concerned.

Based on laws and regulations, PDPA requires that an individual must consent to the processing and disclosure of his/her personal data. In processing personal data, we are also required to take steps and implement measures to protect personal data from loss, misuse and modification and maintain the integrity of the personal data processed. The personal data processed should not be kept longer than is necessary for the fulfilment of the purpose for which it was collected and generally cannot be transferred offshore without the consent of the individual to whom it relates.

3)	Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (AMLATFA)

The AMLATFA provides for the offence of money laundering, the measures to be taken for the prevention of money laundering and terrorism financing offenses, investigation powers and the forfeiture of property involved in or derived from money laundering and terrorism financing offenses, as well as terrorist property, proceeds of an unlawful activity and instrumentalities of an offenses.

Under the guidelines, the level and frequency of due diligence required should be commensurate with the level of money laundering and terrorism financing risk posed by the customer based on the risk profiles and nature of the transactions. AMLATFA provides for substantial monetary and imprisonment penalties for the failure to comply with the preventive measures laid down in AMLATFA. Similarly, failure to comply with the guidelines may be an offense.

4)	Intellectual Property Protection

Intellectual property in Malaysia is administered by the Intellectual Property Corporation of Malaysia, an agency under the Ministry of Domestic Trade and Consumer Affairs. Intellectual property protection in Malaysia covers patents, trademarks, industrial designs and copyright.

a.	Patents

The Patents Act 1983 and the Patents Regulations 1986 govern patent protection in Malaysia. An applicant may file a patent application directly if he is domicile or resident in Malaysia. A foreign application can only be filed through a registered patent agent in Malaysia acting on behalf of the applicant. Under the Act, the utility innovation certificate provides for an initial duration of ten years protection from the date of filing of the application and renewable for further two consecutive terms of five years each subject to use.

b.	Trademarks

Trademark protection is governed by the Trademarks Act 1976 and the Trademarks Regulations 1997. The Act provides protection for registered trademarks and service marks in Malaysia. Once registered, no person or enterprise other than its proprietor or authorized users may use them. Infringement action can be initiated against abusers. The period of protection is ten years, renewable for a period of every ten years thereafter. The proprietor of the trademark or service mark has the right to deal or assign as well as to license its use. As with patents, while local applicant may file applications on their own, foreign applicants will have to do so through registered trademark agents.

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c.	Copyright

The Copyright Act 1987 provides comprehensive protection for copyright works. The Act outlines the nature of works eligible for copyright (which includes computer programs), the scope of protection, and the manner in which the protection is accorded. Copyright subsists in every work eligible for copyright protection of which the author is a qualified person.

The Copyright (Amendment) Act 2012 entered into force on 1 March 2012. The Act was amended to be in line with technological development and to adhere to the international IP conventions/treaties relating to copyright and related rights.

5)	Tax Treatment

a.	Digital tax

As part of Malaysia’s transition to a digital economy, the imposition of 6% service tax on foreign digital services (“Digital Tax”) came into force on 1 January 2020 pursuant to the Service Tax (Amendment) Act 2019. With the inception of this Digital Tax, foreign service providers (“FSPs”) are now required to account and pay a service tax of 6% on any digital services provided by an FSP to consumers in Malaysia, including services provided by businesses to consumers.

The Act defines “digital service” as any service that is delivered or subscribed over the internet or other electronic network and which cannot be obtained without the use of information technology and where the delivery of the service is essentially automated. Under the Act’s guidelines, it further is stated that digital services mean services that is to be delivered through information technology medium with minimal or no human intervention from service provider.

The Service Tax Policy 10/2020 (dated 17 April 2020) has revised to provide service tax exemption on provision of digital payment services by local non-bank providers. In relation thereto, Local non-bank payment instrument issuers; Local non-bank merchant acquirers; and Local non-bank payment system operators are exempted from charging Service Tax due and payable on such digital payment services. This exemption is effective from 1 January 2020.

Hong Kong

1)	Anti-Money Laundering and Counter-Terrorist Financing Ordinance (AMLO) (Cap. 615)

This Ordinance provides for the statutory requirements relating to customer due diligence (CDD) and record-keeping for all financial institutions, which include money remitters and money exchangers (collectively referred to as money service operators and making such an obligation legally enforceable.

In the event that the CDD requirements are not met, this would be classified as an offence under the AMLO. Enforcement action would then be taken by the relevant regulator, such as Hong Kong Monetary Authority and Securities and Futures Commission (Hong Kong), depending on the financial institution involved in the breach. In addition, in regard to money service operators, the Customs and Excise Department will be the regulator and will be responsible for taking enforcement action for any breach of the CDD requirements.

2)	Intellectual Property Protection

To underline the commitment of intellectual property protection, the Hong Kong government established the Intellectual Property Department on 2 July 1990. The Intellectual Property Department is responsible for advising the Secretary for Commerce and Economic Development on policies and legislation to protect intellectual property in Hong Kong; for operating Hong Kong’s Trademarks, Patents, Designs and Copyright Licensing Bodies Registries; for promoting awareness and protection of intellectual property through public education; and for facilitating the development of Hong Kong as an intellectual property trading hub in the region.

a.	Patents

Hong Kong patent law is territorial. Patents granted in Hong Kong will only get protection in Hong Kong. The Hong Kong patent system is separate from the other patent systems in the Mainland China or elsewhere in the world. In other words, patents granted by the State Intellectual Property Office in the Mainland China or other patent offices elsewhere do not automatically enjoy protection in Hong Kong.

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b.	Trademarks

Hong Kong’s trademark registration system is separate from the other trademark systems in Mainland China or elsewhere in the world. Trademarks registered with the Trademark Office under the State Administration for Industry and Commerce of the People’s Republic of China or trademarks registries of other countries or regions do not automatically receive protection in Hong Kong. In order to obtain protection as registered trademarks in Hong Kong, trademarks must be registered under the Trademarks Ordinance (Cap 559).

3)	Personal Data (Privacy) Ordinance (PDPO) (Cap. 486)

The Personal Data (Privacy) Ordinance (PDPO) is the main legislation in Hong Kong that regulates the collection, use, transfer, processing and storage of personal data and regulates both private and public sectors. However, some data users may be exempt from certain requirements under the PDPO, for instance, where personal data is held/disclosed:

●	for domestic or recreational purposes;

●	by a court, magistrate or a judicial officer in the course of performing judicial functions;

●	by or on behalf of the government to safeguard Hong Kong’s security, defence or international relations;

●	to prevent or detect crime; or

●	solely for the purpose of a news activity.

The Office of the Privacy Commissioner for Personal Data (PCPD) has issued codes of practice, guidance notes and information leaflets that provide data protection guidance in relation to specific industry sectors and activities, for instance, employee monitoring and the collection and use of personal data through the Internet. Although these guidelines are not legally binding, the PCPD may take into consideration any non-compliance with these guidelines when determining whether a data user has contravened the data protection principles of the PDPO.

The Personal Data (Privacy) (Amendment) Ordinance 2021 (the Ordinance) has been published in the Gazette with the purpose of creating offences to curb doxing acts, and empowers the Privacy Commissioner for Personal Data (“Commissioner”) to carry out criminal investigations, institute prosecutions and issue cessation notices.

Where doxing occurs on or via their platforms or services, they may be the recipient of a cessation notice from the Commissioner, which requests the removal of doxing messages, and it is a criminal offence to contravene a cessation notice. However, the law does not impose any obligation on platform/online service operators to proactively monitor or censor content on their platforms/services.

Where the platform or online service operator has knowledge of potentially incriminating doxing content but does not remove it, there is a risk of investigation into the content by the Commissioner which can prosecute offences in its own name where it suspects that an offence has been committed, and the platform/online service operator may be the recipient of a cessation notice from the Commissioner.

Seasonality

Our management believes that our operations are generally not subject to seasonal influences.

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Regulation Regarding Labor and Social Insurance

Employment Act 1955 (Act 265)

The Employment Act 1955 (Act 265) (“the 1955 Act) is the primary legislation on labor matters in Malaysia. The 1955 Act provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits. Following the implementation of the Employment (Amendment of First Schedule) Order 2022, which came into force on January 1, 2023, the applicability of the EA 1955 has been expanded to include any person who has entered into a contract of service with an employer, irrespective of their monthly wages, is engaged in manual labor, serves as a supervisor of such manual labor, serves as a domestic employee, or is engaged in any capacity in any vessel registered in Malaysia subject to certain conditions..

Employee Provident Fund Act 1991 (EPF)

The Employees’ Provident Fund Act 1991 (Act 452) (“the 1991 Act”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the 1991 Act, any employer who fails to pay the necessary contributions by the 15th of every month shall be liable to imprisonment for a term not exceeding three years or to a fine not exceeding ten thousand ringgit or to both.

Employee Social Security Act 1969

The Employee’s Social Security Act 1969 (Act 4) (“the 1969 Act’) was implemented to provide protection for employees and their families against economic and social distress in situations where the employees sustain injury or death. The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. Under the 1969 Act, any person who fails to make contribution shall be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding ten thousand Ringgit, or with both.

Employees

As of March 31, 2025, we had the following full-time employees:

Management	4
Analyst Programmer	69
Project Manager and Quality Assurance	28
Sales and Marketing	10
Administration, Human Resources and Finance	12
Total	123

We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

Property

We currently lease four physical offices in Kuala Lumpur, Malaysia, with addresses as follows:

	Property Address	Leased Square Feet	Leasing Period	Monthly Leasing Fee
1.	Suite 30.01, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.	2,010	September 1, 2024 to August 31, 2026	$2,271
2.	Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.	3,119	September 1, 2024 to August 31, 2026	$3,524
3.	Unit 17-11, Level 17, Tower A, Vertical Business Suites, Avenue 3 Bangsar South, No.8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.	1,380	April 16, 2020 to December 31, 2025	$1,374
4.	Unit 17-12, Level 17, Tower A, Vertical Business Suites, Avenue 3 Bangsar South, No.8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.	1,060	June 1, 2025 to December 31, 2025	$878

We currently own one physical office in Kuala Lumpur, Malaysia, with address as follows:

1.	A2-17-1, St Mary Residence, Jalan Tengah, 50250 Kuala Lumpur, Malaysia.

Our executive office is located at Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations. We may become involved in material legal proceedings in the future.

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MANAGEMENT

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position
Wong Kai Cheong	63	Chief Executive Officer, President, Secretary, Treasurer, Director
Cham Hui Yin	46	Finance Manager
Seah Kok Wah	58	Executive Director
Louis Ramesh Ruben	47	Director
Shibu Chacko Jacob Vadaketh	60	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Wong Kai Cheong – President, Chief Executive Officer, Secretary, Treasurer, Director

Mr. Wong Kai Cheong was appointed as the Chief Executive Officer and a director of the Company upon its incorporation in 2019 and has served continuously in these capacities since then. His current term is ongoing and subject to the provisions of the Company’s bylaws, including any applicable requirements for re-election or reappointment.

Mr. Wong was recognized as a Professional Electrical Engineer from the Engineering Council of the United Kingdom.

Mr. Wong started his career in the financial information technology industry as a hardware engineer in Sime Darby Systems Sdn Bhd to the position of General Manager in AIMS Sdn Bhd. After having 15 years of experience, he started the InsiteMY companies in the year 2002, which subsequently became our subsidiaries in 2023. Today, InsiteMY has a staff of more than 100 with offices in Malaysia and with customers from Malaysia, Philippines, Bangladesh, Pakistan, Thailand, Singapore, Indonesia and Myanmar. Mr. Wong currently serves as a director of all the InsiteMY entities as well as the other subsidiaries of the Company.

Besides having a technical background, Mr. Wong has strong domain knowledge in payments and recently in check clearing and check truncation, in particular. He educates customers and partners on the benefits and advantages of digitizing physical checks (check truncation) and other payment methods.

InsiteMY has established the brand as reliable solution partners to the banking industry for payments, reporting, risk management and compliance in Malaysia. All products developed by InsiteMY are under the purview of the Malaysia Digital Economy Corporation (MDEC) as local home-grown IT products.

In 2018, he cofounded another research and development company called OrangeFIN Asia Sdn Bhd (OrangeFIN), focusing on RPA, which subsequently became our subsidiaries in 2023. These software robots were developed first for check clearing functions with AI. These robots replace humans in making decisions for approving and clearing checks for a local bank in Malaysia. OrangeFIN seeks to grow our market share in Malaysia and throughout Asia.

Cham Hui Yin – Finance Manager

Cham Hui Yin, a Malaysian citizen, was appointed as Finance Manager of the Company in September 2021 and has served continuously in this capacity since then. Her employment is governed by applicable employment laws.

Ms. Cham graduated from University Kebangsaan Malaysia in 2003 with a Bachelor of Accounting (Hons.). She began her career as auditor in Malaysia.

In 2004, Ms. Cham joined Actis Capital LLP, a leading global investor in sustainable infrastructure, during the spinout of Actis from CDC Group plc. She served as Office Manager for the Malaysia Office.

In 2009, Ms. Cham joined InsiteMY as Finance and Administration Manager and was promoted to Chief Financial Officer for the group in 2011.

In 2016, Ms. Cham was hired by Nettium Sdn Bhd in Malaysia as the Director of Finance, Human Resources and Administration. Nettium Sdn Bhd is a software company providing online gaming platform with 250 headcounts.

She joined Juris Technologies Sdn Bhd in 2018, a software house focusing on the financial industry with a staff of 300. She assumed the role of Director of Finance, Human Resources and Administration. During her tenure in Juris, she played a key role in the acquisition and the restructuring of iMoney Group.

In 2021, Ms. Cham rejoined InsiteMY as the Chief Financial Officer and continues to hold this position. Her time is allocated between her role at InsiteMY and her duties at AsiaFIN, with approximately 40% of her time spent on AsiaFIN and 60% dedicated to InsiteMY.

Dato’ Seah Kok Wah – Executive Director

Dato’ Seah Kok Wah, a Malaysian citizen, was appointed as an executive director of the Company in September 2020 and has served continuously in this capacity since then. His current term is ongoing and subject to the provisions of the Company’s bylaws, including any applicable requirements for re-election or reappointment.

Dato’ Seah graduated from the California State University, Chico, California with a bachelor’s degree in computer engineering and a master’s degree in computer science (with distinction). In 1994, he began his technology career in Silicon Valley as a software developer for Software Publishing Corporation and Netscape Communications Corporation. He returned to Malaysia in 1997, recruited by Sun Microsystems to provide technical consultancy to Malaysia MSC flagship projects.

Dato’ Seah started his entrepreneurship journey in 2001. In the past two decades, he has co-founded and floated several tech companies; including the Company, Epicenter Holdings Ltd (SGX:5MQ) in Singapore, Galasys PLC (LSE:GLS) in the United Kingdom and SEATech Ventures Corp. (OTC-PINK:SEAV) in the United States.

Currently, Dato’ Seah is the chairman of The World Information Technology and Services Alliance, a leading global consortium of tech-industry association-members from over 80 countries and economies. He is also the chairman of SpaceTech Malaysia Association, the vice-president of Malaysia Space Industry Consortium, the advisor of the National Tech Association of Malaysia and a committee member of the 88-Captains Penang Welfare Society, a charitable non-governmental organization founded for the purpose of sustaining talent development.

Dato’ Seah was conferred the honorary title of Dato’ by the governor of Penang, Malaysia, in July 8, 2023.

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Louis Ramesh Ruben – Director

Louis Ramesh Ruben, a Malaysian citizen, was appointed as an independent director of the Company in July 2024. He will serve on the Company’s audit committee and will assume the role of chairman of the audit committee. His directorship is subject to the provisions of the Company’s bylaws, including any applicable requirements for re-election or reappointment.

Dr. Ramesh is a Chartered Accountant of the Malaysian Institute of Accountants (MIA), a fellow member of Association of Chartered Certified Accountants (FCCA), a chartered member of the Institute of Internal Auditors, as well as a Certified Financial Planner. Dr. Ramesh has over 25 years of experience in accounting, auditing and risk management ranging from large public listed companies to multinational corporations, government agencies as well as small and medium-sized entities in a spectrum of industries including plantation, property development, manufacturing, trading, IT, shipping, retailing, etc. He started his career at Arthur Andersen and subsequently moved to BDO Malaysia. He also has experience in corporate finance with Southern Investment Bank Berhad. Dr. Ramesh has hands-on experience with corporate exercises such as due diligence, initial public offerings, issuance of bonds, corporate and debt restructuring and investigative audit. His training and advisory experience includes topics on internal and statutory auditing, public sector/government audits, value-for-money audits, International Standard on Quality Management 1, risk management and internal controls, review and assurance engagements such as financial due diligence, forecasts and projections, forensic and fraud accounting/auditing, as well as practical application of International Financial Reporting Standards, reporting standards for small and medium-sized entities (MPERS/PERS) and public sector accounting standards (IPSAS/MPSAS). He has facilitated training and provided advisory for public accountants across Asia Pacific, multinationals and public sector institutions. Dr. Ramesh is a certified trainer by the Human Resource Development Fund, a statutory body under the Ministry of Human Resources Malaysia.

Dr. Ramesh graduated from National University of Malaysia with a bachelor’s degree in accounting. He earned a Master of Business Administration degree from the University of Strathclyde, United Kingdom, from which he graduated with a distinction in 2012. He obtained his Doctor of Philosophy in Business and Accountancy from University of Malaya.

Shibu Chacko Jacob Vadaketh – Director

Shibu Chacko Jacob Vadaketh, a Malaysian citizen, was appointed as an independent director of the Company in July 2024. He will serve on the Company’s audit committee. His directorship is subject to the provisions of the Company’s bylaws, including any applicable requirements for re-election or reappointment.

Mr. Shibu is a seasoned executive with extensive experience in executive management, entrepreneurship, and government relations across the United States, Asia, Australia, and Europe. With over 30 years of senior-level expertise in strategic planning, profit and loss management, mergers and acquisitions, and business technology, he has successfully led hardware and software consulting firms and managed software development projects.

Currently a Technology Fellow at Asia School of Business in collaboration with the MIT Sloan School of Management, Mr. Shibu focuses on fostering entrepreneurship through pre-incubator and accelerator programs for ASEAN startups. He co-founded Capital Path Sdn Bhd in 2017, a boutique advisory firm specializing in corporate strategy, mergers and acquisitions, and technology audits, and serves as Advisor and Country Coordinator for Private Financing Advisory Network. Previously, he directed venture building initiatives at Taylors University and led strategic business development at Malaysia Digital Economy Corporation.

Mr. Shibu holds an Executive Education (Competitive Business Leadership Program), Master of Science in Biomedical Engineering and Bachelor of Science in Mechanical Engineering all from the University of Texas, Austin.

Family Relationships

There is no family relationship among any directors, director nominees, or executive officers.

Board of Directors

Our board of directors will consist of five directors, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Committees of the Board of Directors

Audit Committee. We will establish an audit committee and will adopt a charter for the audit committee. Our audit committee will consist of Louis Ramesh Ruben, Shibu Chacko Jacob Vadaketh, and __________. Louis Ramesh Ruben will be the chairperson of our audit committee. We have determined that Louis Ramesh Ruben, Shibu Chacko Jacob Vadaketh, and __________ satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Exchange Act. Our board of directors has also determined that Louis Ramesh Ruben qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;
●	reviewing with the independent auditors any audit problems or difficulties and management’s response;
●	discussing the annual audited financial statements with management and the independent auditors;
●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;
●	reviewing and approving all proposed related party transactions;
●	meeting separately and periodically with management and the independent auditors; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Compensation Committee. We will establish a compensation committee and will adopt a charter for the compensation committee. Our compensation committee will consist of __________ and __________. __________ will be the chairperson of our compensation committee. We have determined that __________ and __________ satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Exchange Act. The compensation committee will assist our board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;
●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;
●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and
●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. We will establish a nominating and corporate governance committee and will adopt a charter for the nominating and corporate governance committee. Our nominating and corporate governance committee will consist of __________ and __________. __________ will be the chairperson of our nominating and corporate governance committee. We have determined that __________ and __________ satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Exchange Act. The nominating and corporate governance committee will assist our board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the stockholders or appointment by the board;
●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;
●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and
●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which will be applicable to all of our directors, officers, and employees. Our code of business conduct and ethics will be filed as Exhibit 14.1 of the registration statement of which this prospectus is a part.

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EXECUTIVE AND DIRECTOR COMPENSATION

This section provides an overview of our executive and director compensation programs. We meet the requirements of a “smaller reporting company” and have utilized the scaled reporting requirements available to qualifying companies.

The following table sets forth information concerning the compensation of our principal executive officer, and principal financial officer who served for the year ended December 31, 2024 and 2023, for services rendered in all capacities to us.

Summary Compensation Table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wong Kai Cheong, Chief Executive Officer, President, Secretary,	2024	52,625	4,385	-	-	-	-	-	57,010
Treasurer, Director (Principal Executive Officer)	2023	52,541	4,160	-	-	-	-	-	56,701

Cham Hui Yin, Finance Manager	2024	65,781	8,552	-	-	-	-	-	74,333
(Principal Financial Officer, Principal Accounting Officer)	2023	51,227	3,831	-	-	-	-	-	55,058

Narrative Disclosure to Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

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Employment Agreements

We do not have an employment or consulting agreement with any officers or directors.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale and other dispositions of our securities that applies to the Company and our officers and directors, as well as our employees that have regular access to material, nonpublic information about the Company in the normal course of their duties. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.1 to this Annual Report on Form 10-K.

Compensation Discussion and Analysis

Director Compensation

Our, independent directors, Louis Ramesh Ruben and Shibu Chacko Jacob Vadaketh receive a monthly fee of $500 respectively, in cash payable, commencing on July 1, 2024. The Board of Directors reserves the right in the future to alter the awards to the members of the Board of Directors in cash or stock-based consideration for their services to the Company, which awards, if granted, shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our common stock as of May 23, 2025, and as adjusted to reflect the sale of the shares of common stock in this offering for:

●	each of our directors and named executive officers; and
●	each person known to us to own beneficially more than 5% of the issued and outstanding shares of our common stock.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 81,915,838 shares of common stock outstanding as of May 23, 2025. Percentage of beneficial ownership of each listed person after this offering is based on [●] shares of common stock outstanding immediately after the completion of this offering.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by persons listed below and the percentage ownership of such persons, shares of common stock underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of May 23, 2025 are outstanding, but are not outstanding for computing the percentage ownership of any other person.

	Common Stock Beneficially Owned Prior to this Offering		Common Stock Beneficially Owned After this Offering
	Number	Percent	Number	Percent
Directors and Named Executive Officers(1):
Wong Kai Cheong	26,650,929	32.55%			%
Cham Hui Yin	39,713	0.05%			%
Seah Kok Wah (2)	21,850,000	26.69%			%
Louis Ramesh Ruben	-	-
Shibu Chacko Jacob Vadaketh	-	-
All directors and named executive officers as a group (5 individuals):	48,540,642	59.29%			%

Other 5% or more Stockholders:
See Unicorn Ventures Sdn Bhd (2)	21,850,000	26.69%			%
Hoo Swee Ping	11,310,869	13.81%			%
SEATech Ventures Corp. (3)	10,000,000	12.21%			%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

(2)	Seah Kok Wah owns and controls 95% of the issued and outstanding shares of See Unicorn Ventures Sdn Bhd and is therefore the beneficial owner of the shares of the Company owned by See Ventures Sdn Bhd. The business address of See Unicorn Ventures Sdn Bhd is 1105 & 1106, Tower A, Avenue 3 Vertical Business Suite, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia

(3)	Greenpro Asia Strategic SPC is the beneficial owner of approximately 37% of the issued and outstanding shares of common stock of SEATech Ventures Corp., a Nevada corporation. The business address of SEATech Ventures Corp. is 11-05 & 11-06, Tower A, Avenue 3 Vertical Business Suite, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia.

On __________, 2025, the Company effected a Reverse Stock Split at a ratio of [●]-for-1.

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RELATED PARTY TRANSACTIONS

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

The Company has related party transactions as set forth below:

Name of Related Parties	Relationship with the Company
Wong Kai Cheong	Chief Executive Officer, President, Secretary, Treasurer and Director of the Company
Insite MY International, Inc.	A company controlled by CEO, Mr. Wong Kai Cheong
Tan Siew Meng	Spouse of CEO, Mr. Wong Kai Cheong

For the three months ended March 31, 2025 and 2024, the Company made purchases from Insite MY International, Inc. with a purchasing amount of $46,029 and $27,234 respectively. Our Chief Executive Officer and director, Mr. Wong Kai Cheong, is the major shareholder of Insite MY International, Inc. with a controlling interest of 77.5%.

The Company leases one office space with fee from Wong Kai Cheong with the following address:

	Property Address	Leasing Period	Monthly Leasing Fee
1.	Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.	September 1, 2024 to August 31, 2026	$3,524

The Company leases three office spaces with fees from Tan Siew Meng with the following addresses:

	Property Address	Leasing Period	Monthly Leasing Fee
1.	Suite 30.01, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.	September 1, 2024 to August 31, 2026	$2,271
2.	Unit 17-11, Level 17, Tower A, Vertical Business Suites, Avenue 3 Bangsar South, No.8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.	April 16, 2020 to December 31, 2025	$1,374
3.	Unit 17-12, Level 17, Tower A, Vertical Business Suites, Avenue 3 Bangsar South, No.8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.	June 1, 2025 to December 31, 2025	$878

The Company had the following related party balances at the end of the three months ended March 31, 2025 and year ended December 31, 2024:

Amount due to related party	As of March 31, 2025	As of December 31, 2024
Wong Kai Cheong	$132,465	$146,018
Total	$132,465	$146,018

	For the three months ended March 31, 2025	For the three months ended March 31, 2024
Purchases
- Insite MY International, Inc.	$46,029	$27,234

Office space leasing
- Wong Kai Cheong	10,848	10,188
- Tan Siew Meng	13,604	12,524

Total	$70,481	$49,946

]

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DESCRIPTION OF OUR SECURITIES

The following description of our common stock and provisions of our articles of incorporation and bylaws are summaries and are qualified in their entirety by reference to our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part.

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share and 200,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, we have 81,915,838 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. Holders of shares of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of shares of common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the preferred stock shall hereinafter be prescribed by resolution of the board of directors.

Listing

We intend to apply to list shares of our common stock on Nasdaq under the symbol “ASFH.” The closing of this offering is conditioned upon Nasdaq’s approval of our listing application. If Nasdaq does not approve our application, we will not proceed with this offering.

Transfer Agent

The transfer agent for our shares of our common stock is VStock Transfer, LLC, with an address at 18 Lafayette Place, Woodmere, New York 11598 and a telephone number of (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares of our common stock are presently quoted on the OTCQB under the symbol “ASFH.” Future sales of substantial amounts of our common stock, including shares issuable upon the exercise of outstanding options and warrants, if any, in the public market after this offering, or the possibility of these sales or issuances occurring, could adversely affect the prevailing market price for our common stock or impair our ability to raise equity capital. Upon completion of this offering, we will have outstanding shares of common stock held by public stockholders representing approximately ___% of our common stock in issue. All of the common stock sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-up Agreements

Each of our directors and executive officers and holders of 5% or more of our issued and outstanding shares of. common stock will agree, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of common stock issued by us or any securities convertible into or exercisable or exchangeable for shares of common stock issued by us for a period of 180 days after the date of commencement of sales under this offering.

In addition, we have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock for a period of 180 days after the date of the closing of this offering.

Rule 144

Certain of the shares of our common stock outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those securities, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares of common stock were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares of common stock that is not more than the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately __________ shares immediately after this offering; or

●	the average weekly trading volume of our common stock on Nasdaq or other relevant national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that shares of our common stock may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases shares of our common stock from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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UNDERWRITING

Bancroft Capital, LLC is acting as the representative (the “Representative”) of the underwriters named below. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
Bancroft Capital, LLC
Total

The underwriters have committed to purchase all of the shares offered by us other than those shares covered by the over-allotment option described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities. The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

Over-Allotment Option

We have granted the underwriters an option to purchase from us, at the initial public offering price less underwriting discounts and commissions, up to an additional [●] shares of our common stock, solely to cover over-allotments, if any. The underwriters may exercise this option, in whole or in part, for shares of our common stock, any time during the 45-day period from the date of this prospectus. If this option is exercised in full, the total price to the public will be $[●], underwriting discounts and commissions will be $[●] and the net proceeds to us, before expenses, will be $[●].

Underwriting Discounts, Commissions and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters and the proceeds to us before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total (Assuming No Exercise of Over-Allotment Option)	Total (Assuming Full Exercise of Over-Allotment Option)
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

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We have agreed to pay to the underwriters by deduction from the proceeds of the offering and a non-accountable expense allowance to the representative payable at the closing of the offering equal to 1% percent of the gross proceeds of the offering.

We have agreed to be responsible for up to $250,000 of all reasonable, necessary, and accountable out-of-pocket expenses relating to this offering, including underwriter legal counsel fees, roadshow expenses and cost of background checks; provided that in no event shall the legal fees exceed $150,000 in the event that this offering is consummated and $75,000 in the event that this offering is terminated prior to consummation. Separately, we have also agreed to pay the closing costs relating to settlement via delivery versus payment, up to a maximum of $14,900, and, if applicable, the costs associated with the use of a third-party electronic road show service.

We paid an expense advance of $15,000 and a retainer of $25,000 to the Representative and the Representative’s legal counsel, respectively, upon the execution of letter of engagement between us and the Representative, for the Representative’s anticipated out-of-pocket expenses. If the engagement is terminated, the term of engagement expires, or this offering does not occur, the advance and retainer will be refunded to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A) and (5)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●], including an aggregate of $[●] of the Representative’s accountable expenses.

Right of First Refusal

If we successfully consummate this offering underwritten by the Representative, and if, from the date of engaging the Representative until the 12-month anniversary following the date of commencement of sales of this offering: (i) our Company decides to dispose of or acquire business units or acquire any of our outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and our Company decides to retain a financial advisor for such transaction, the Representative (or any affiliate designated by the Representative) shall have the right to act as our Company’s exclusive financial advisor for any such transaction; or (ii) our Company decides to finance or refinance any indebtedness using a manager or agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (iii) our Company decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. Notwithstanding the foregoing, if the underwriting agreement is terminated for cause by the Company, the right of first refusal shall be terminated as provided in FINRA Rule 5110(g)(5)(B).

Tail Financing

The Representative shall be entitled to compensation with respect to any public or private offering or other financing or capital-raising transaction of any kind, to the extent that such financing or capital is provided to our Company by investors or affiliates of investors whom the Representative had directly introduced to our Company during the engagement period, if such tail financing is consummated at any time within the 12-month period following the expiration or termination of the engagement period. Notwithstanding the foregoing, if the underwriting agreement is terminated for cause by the Company, no tail financing fee shall be payable as provided in FINRA Rule 5110(g)(5)(B).

Lock-Up Agreements

Each of our directors and executive officers and holders of 5% of more of our issued and outstanding shares of common stock will agree, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of common stock issued by us or any securities convertible into or exercisable or exchangeable for shares of common stock issued by us for a period of 180 days after the date of commencement of sales under this offering.

53

Clear Market

We have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock for a period of 180 days after the date of the closing of this offering.

Determination of Offering Price

The public offering price was negotiated between us and the Representative. In determining the public offering price of our common stock the Representative considered, among other things, the following:

●	the trading of our shares of common stock prior to the offering;

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	the prospectus for our Company and the industry in which we operate;

●	an assessment of our management;

●	our past and present financial and operating performance;

●	our prospectus for future earnings;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of the United States securities markets at the time of this offering; and

●	other factors deemed relevant.

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the public offering price.

Listing

We intend to apply to list our common stock on Nasdaq under the symbol “ASFH.” The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Electronic Offer, Sale, and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. The common stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

54

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involves purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice.

Passive Market Making

In connection with this offering, underwriter, and selling group members may engage in passive market making transactions in our securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

55

SELLING RESTRICTIONS

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock, where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Malaysia

The shares of common stock have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, nis authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

56

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) ) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

57

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus will not be circulated or distributed in the People’s Republic of China (PRC) and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Taiwan

The common stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the common stock in Taiwan.

Thailand

This prospectus does not, and is not intended to, constitute a public offering in Thailand. Our securities may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

58

LEGAL MATTERS

We are being represented by Lucosky Brookman LLP with respect to certain matters of the law of the United States of America and of the State of New York. The validity of the common stock offered in this offering will be passed upon for us by Lucosky Brookman LLP. TroyGould PC is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2024 and 2023, included in this prospectus have been so included in reliance on the report of JP Centurion & Partners PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of JP Centurion & Partners PLT is located at No. 36G-2, Jalan Radin Anum, Bandar Baru Sri Petaling, 57000 Kuala Lumpur, Malaysia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. These periodic reports and other information are available at www.sec.gov. We maintain a website at asiafingroup.com. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by contacting us at investor.relations@asiafingroup.com or by calling us at +60 3 2148 7170.

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the common stock offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our common stock. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents at www.sec.gov.

59

F-1

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2025 AND DECEMBER 31, 2024 (audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of March 31, 2025	As of December 31, 2024
	Unaudited	Audited

ASSETS
Current assets
Cash and cash equivalents	$1,258,660	$1,309,929
Account receivables, net	947,519	1,184,130
Prepayment, deposits and other receivables	140,743	146,233
Amount due from related parties	5,244	3,809
Tax assets	295,036	280,354
Total current assets	$2,647,202	$2,924,455

Non-current Assets
Right-of-use assets, net	$633,716	$615,444
Property, plant and equipment, net	619,004	614,673
Deferred income tax assets	326	324
Investment in associates	8,003	7,944
Total non-current assets	$1,261,049	$1,238,385

TOTAL ASSETS	$3,908,251	$4,162,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$1,010,154	$1,151,256
Account payables (including $59,042 and $19,984 of account payable to related party as of March 31, 2025, and December 31, 2024, respectively)	125,997	39,296
Income tax payable	3,357	60,483
Amount due to director	132,465	146,018
Lease liability – current portion	58,891	64,787
Total current liabilities	$1,330,864	$1,461,840

Non-current liabilities
Lease liability – non-current portion	574,825	550,657
Deferred tax liabilities	5,029	4,991
Total non-current liabilities	$579,854	$555,648

TOTAL LIABILITIES	$1,910,718	$2,017,488

STOCKHOLDERS’ DEFICIT
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,915,838 and 81,551,838 shares issued and outstanding as of March 31, 2025 and December 31, 2024	8,192	8,155
Additional paid-in capital	10,795,250	10,467,687
Accumulated other comprehensive loss	(257,826)	(271,870)
Accumulated deficit	(8,522,029)	(8,039,600)
Non-controlling interest	(26,054)	(19,020)

TOTAL STOCKHOLDERS’ DEFICIT	$1,997,533	$2,145,352

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,908,251	$4,162,840

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended March 31, 2025	Three months ended March 31, 2024

REVENUE	$621,179	$519,752

COST OF REVENUE (including $46,029 and $27,234 of cost of service revenue to related party for the three months ended March 31, 2025 and 2024, respectively)	(628,092)	(497,824)

GROSS (LOSS)/PROFIT	$(6,913)	$21,928

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(1)	(9,599)

OTHER INCOME	3,282	1,994

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $24,452 and $22,712 of selling, general and administrative expenses to related party for the three months ended March 31, 2025 and 2024, respectively)	(485,831)	$(295,839)

LOSS BEFORE INCOME TAX	(489,463)	$(281,516)

INCOME TAX EXPENSES	-	-

NET LOSS	(489,463)	$(281,516)
Net income attributable to non-controlling interest	7,034	3,405

NET LOSS ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	(482,429)	(278,111)

Other comprehensive income:
- Foreign currency translation loss	14,044	(48,950)

TOTAL COMPREHENSIVE LOSS	(468,385)	$(327,061)

NET LOSS PER SHARE, BASIC AND DILUTED	(0.01)	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	$81,838,994	$81,551,838

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	COMMON STOCK
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSS	NON- CONTROLLING INTEREST	TOTAL STOCKHOLDERS’ EQUITY
Balance as of December 31, 2023	81,551,838	$8,155	$10,467,687	$(7,896,023)	$(320,441)	$(629)	$2,258,749

Net loss for the period	-	-	-	(278,111)	-	(3,405)	(281,516)
Foreign currency translation	-	-	-	-	(48,950)	-	(48,950)
Balance as of March 31, 2024	81,551,838	$8,155	$10,467,687	$(8,174,134)	$(369,391)	$(4,034)	$1,928,283

	COMMON STOCK
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSS	NON- CONTROLLING INTEREST	TOTAL STOCKHOLDERS’ EQUITY
Balance as of December 31, 2024	81,551,838	$8,155	$10,467,687	$(8,039,600)	$(271,870)	$(19,020)	$2,145,352
New issuance of shares on January 20, 2025	364,000	37	327,563	-	-	-	327,600
Net loss for the period	-	-	-	(482,429)	-	(7,034)	(489,463)
Foreign currency translation	-	-	-	-	14,044	-	14,044
Balance as of March 31, 2025	81,915,838	$8,192	$10,795,250	$(8,522,029)	$(257,826)	$(26,054)	$1,997,533

See accompanying notes to unaudited condensed consolidated financial statements

F-4

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(482,429)	$(278,111)
Minority interest	(7,034)	(3,405)
Share of loss from operation of associate	1	9,599

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation and amortization	30,730	28,032
Disposal of asset	(11,248)	-
Provision for credit loss allowance	105,903	29,278

Changes in operating assets and liabilities:
Account payables	86,234	1,862
Account receivables	139,261	291,364
Prepayment, deposits and other receivables	6,587	(7,966)
Other payables and accrued liabilities	(43,770)	(66,897)
Deferred revenue	214,690	168,309
Tax assets	(12,515)	(30,942)
Income tax payable	(57,451)	-
Change in lease liability	(14,107)	(14,346)

Net cash (used in)/provided by operating activities	$(45,148)	$126,777

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(16,258)	(8,006)
Disposal of property, plant and equipment	11,248	-
Investment in associate	-	(35,473)

Net cash used in investing activities	$(5,010)	$(43,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	9,000	-
Advance from director	(14,623)	(15,846)
Repayment of hire purchase	-	(2,757)
Advances to related companies	(1,403)	(224)

Net cash used in financing activities	$(7,026)	$(18,827)

Effect of exchange rate changes on cash and cash equivalents	$5,915	$(16,888)

Net increase in cash and cash equivalents	$(51,269)	$47,583
Cash and cash equivalents, beginning of year	1,309,929	1,234,188

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,258,660	$1,281,771

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$23,675	$29,404
Cash paid for interest paid	$541	$776

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVTIES:
Initial recognition of operating lease right-of-use assets and operating lease obligations upon adoption of ASC Topic 842	73,871	-

Initial recognition of the balance payment of finance lease right-of-use asset by finance lease liabilities	-	-

See accompanying notes to unaudited condensed consolidated financial statements.

F-5

ASIAFIN HOLDINGS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

1. ORGANIZATION AND BUSINESS BACKGROUND

AsiaFIN Holdings Corp. (“the Company”) was incorporated under the jurisdiction of Nevada on June 14, 2019. The Company, through its wholly owned subsidiaries, provides information technology services. Details of the Company’s subsidiaries and associate:

No.	Subsidiary Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	AsiaFIN Holdings Corp.	Labuan on July 15, 2019	1 share of common stock	Investment holding company

2	AsiaFIN Holdings Limited	Hong Kong on July 5, 2019	1 share of common stock	Investment holding company

3	StarFIN Holdings Limited	British Virgin Islands on August 19, 2021	10,000 shares of common stock	Investment holding company

4	Insite MY Holdings Sdn Bhd (FKA StarFIN Asia Sdn Bhd)	Malaysia on May 24, 2018	11,400,102 shares of common stock	Investment holding company

5	OrangeFIN Academy Sdn Bhd (FKA Insite MY.Com Sdn Bhd)	Malaysia on February 2, 2000	100,000 shares of common stock	Provision of business system integration and management services
`
6	Insite MY Systems Sdn Bhd	Malaysia on January 18, 2000	500,000 shares of common stock	Provision of information technology services

7	Insite MY Innovations Sdn Bhd	Malaysia on January 18, 2010	540,000 shares of common stock	Provision of information technology services

8	OrangeFIN Asia Sdn Bhd	Malaysia on January 25, 2018	50,000 shares of common stock	Provision of computer programming activities and services

9	TellUS Report Sdn Bhd	Malaysia on September 22, 2023	60 shares of common stock	Provision of information technology services

No.	Associate Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Murni StarFIN Sdn Bhd	Malaysia on September 9, 2022	100,000 shares of common stock	Provision of information technology services

2	KSP AsiaFIN Co., Ltd. (FKA KSP StarFIN Co., Ltd.)	Thailand on August 11, 2023	50,000 shares of common stock	Provision of information technology services

Mr. Wong Kai Cheong is the common director of all of aforementioned companies.

Ms. Cham Hui Yin is the director of StarFIN Holding Limited, Insite MY Holdings Sdn Bhd and KSP AsiaFIN Co., Ltd.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The accompanying financial statements include the accounts of the Company and its subsidiaries and associates. Intercompany transactions and balances were eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiaries which the Company controls and entities for which the Company is the primary beneficiary. For those consolidated subsidiaries where the Company’s ownership is less than 100%, the outside shareholders’ interests are shown as non-controlling interests in equity. Acquired businesses are included in the consolidated financial statements from the date on which control is transferred to the Company. Subsidiaries are deconsolidated from the date that control ceases. All inter-company accounts and transactions have been eliminated in consolidation.

Below is the organization chart of the Group.

Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

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Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Our deposit in Malaysia banks are secured by Perbadanan Insurans Deposit Malaysia, compensating up to a limit of Malaysia Ringgit MYR250,000 per deposit per member bank, which is equivalent to $56,351, if any of our bank fail.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following periods:

Asset Categories	Depreciation Periods
Renovation	over the remaining lease period
Computer Systems	4 to 5 years
Furniture and Fittings	10 years
Electrical Fittings	10 years
Handphone	5 years
Office Equipment	10 years
Motor Vehicle	5 years
Property	50 years

Credit losses

The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables. Management considers historical collection rates, the current financial status of the Company’s customers, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, management believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments, including its trade receivables.

Credit loss rate is determined by historical collection based on aging schedule, adjusted for current conditions using reasonable and supportable forecasts. Based on the aging categorization and the adjusted loss rate per category, an allowance for credit losses is calculated by multiplying the adjusted loss rate with the amortized cost in the respective age category.

Investment in associate

In accordance with ASC Topic 321, “Investments – Equity Securities”, the Company measures the investment in associate without a readily determinable fair value at its cost minus impairment, if any. The Company reassess at each reporting period whether the equity investment without a readily determinable fair value qualifies to be measured at fair value. The measurement of those securities at fair value shall be irrevocable. Any resulting gains or losses on the investment in associate for which that measurement is made shall be recorded in earnings at that time. At each reporting period, the Company makes a qualitative assessment on the investment in associate considering impairment indicators to evaluate whether the investment is impaired. If an equity security without a readily determinable fair value is impaired, the Company shall include an impairment loss in net income equal to the difference between the fair value of the investment and its carrying amount.

Revenue recognition

The Company through subsidiaries generate multiple streams of revenues based on different business model adopted by each subsidiary through provisions of services and recognized upon customer obtained control of promised services and recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company applies the following five-step model in order to determine this amount:

(i) Identify contract with customer;

(ii) Identify distinct performance obligations in contract, including promises if any;

(iii) Measurement of the transaction price, including the constraint on variable consideration;

(iv) Allocation of the transaction price to the performance obligations; and

(v) Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the delivery of the finalized information technology services such as business system integration and management services, computer programming activities and services to the customers.

Cost of revenue

Cost of revenue includes direct costs associated with provision of services such as development costs, purchases of third-party software, maintenance fees and consultation fees.

Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company also adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-8

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the three months ended March 31, 2025, the Company incurred a net loss of $482,429 and negative operating cash flow of $45,148. As of March 31, 2025, the Company has accumulated deficit of $8,522,029. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued.

The Company does not have sufficient revenue to cover its operating cost due to the research and development activities performed in the initial stage. The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its major shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

No assurance can be given that any future financing, if needed, will be available. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability in profitability that may result in the Company not being able to continue as a going concern.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$” or “US dollars”) and the accompanying financial statements have been expressed in US dollars. In addition, the Company’s subsidiary maintains its books and record in Malaysia Ringgit (“MYR”), United States Dollars (“US$”), Hong Kong Dollars (“HK$”) and Thailand Baht (“THB”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US dollars are translated into US dollars, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	For the three months ended March 31,
	2025	2024
Period-end MYR : US$1 exchange rate	4.44	4.72
Period-average MYR : US$1 exchange rate	4.45	4.73
Period-end HK$ : US$1 exchange rate	7.78	7.75
Period-average HK$ : US$1 exchange rate	7.78	7.75
Period-end THB : US$1 exchange rate	33.95	36.37
Period-average THB : US$1 exchange rate	33.93	35.86

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties, trade payables and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

F-9

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of March 31, 2025 and 2024, the Company did not have any non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Net Income/(Loss) per Share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Lease

The Company offices for fixed periods pre-emptive extension options. The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

Lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Acquisition Agreement

The acquisition of StarFIN Holdings Limited. (“SFHL”) has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The allocation of the purchase price has been prepared based on preliminary estimates of fair values. However, actual amounts recorded upon the finalization of estimates of fair values may differ from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The Company estimates of the fair values of the assets and liabilities of SFHL have been combined with the recorded values of the assets and liabilities of SFHL in the audited condensed combined financial information, goodwill was immediately impaired upon recognition.

Segment Reporting

The Company follows the guidance of ASC 280, “Segment Reporting”, which establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. For the three months ended March 31, 2025, the Company has three reportable segments based on business unit, Fintech, RPA and Regtech businesses and two reportable segments based on country, Malaysia and Non-Malaysia. The Company also adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

Recently Issued Accounting Standards

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). Additionally, in January 2025, the FASB issued ASU 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date to further clarify the effective date of ASU 2024-03. ASU 2024-03 requires disclosure in the notes to the financial statements of specified information about certain costs and expenses. The requirements of ASU 2024-03 are effective for the Company for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted and should be applied either prospectively to financial statements issued for reporting periods after the effective date of this ASU 2024-03 or retrospectively to any or all periods presented in the financial statements. We are currently evaluating the impact of this standard on our consolidated financial statements and related disclosures.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

F-10

3. ACCOUNT RECEIVABLES, NET

	As of March 31, 2025	As of December 31, 2024
Account receivables, gross	$1,023,996	$1,154,703
Allowance for expected credit loss	(76,477)	(55,076)
Reversal of expected credit loss	-	84,503
Account receivables, net	$947,519	$1,184,130

4. PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

	As of March 31, 2025	As of December 31, 2024
Prepaid expenses	30,644	37,488
Other receivables	38,260	34,821
Other deposits	34,188	36,298
Purchase in advance	37,651	37,626
Total	$140,743	$146,233

Prepaid expenses include website domain, third party software maintenance and subscription, OTC Markets fee, employee and motor vehicle insurance.

Other receivables include receivables from service tax and management of car park for director and employees.

Other deposits primarily include deposit of the tenancy agreement and deposit made for security deposit for renovation and car park deposit.

Purchase in advance consist of monies paid to supplier but have yet to receive the products or services from the suppliers.

5. PROPERTY, PLANT AND EQUIPMENT, NET

	As of March 31, 2025	As of December 31, 2024
Computer systems	$318,133	$306,930
Furniture and fittings	88,921	82,657
Electrical fittings	10,146	10,069
Handphone	64,285	63,797
Office equipment	101,468	98,913
Renovation	172,631	171,322
Motor vehicle	300,080	374,419
Property	416,995	413,833
Total property, plant and equipment	$1,472,659	$1,521,940
Less: Accumulated depreciation	(853,655)	(907,267)
Total property, plant and equipment, net	$619,004	$614,673

	For three months ended March 31, 2025	For the year ended December 31, 2024
Investment in computer systems	$8,841	$39,432
Investment in furniture and fittings	5,622	587
Investment in electrical fittings	-	-
Investment in handphone	-	11,216
Investment in office equipment	1,795	2,792
Investment in renovation	-	84,316
Total investment in property, plant and equipment	$16,258	$138,343

Depreciation for the period	16,623	$59,305

F-11

6. OTHER PAYABLES AND ACCRUED LIABILITIES

	As of March 31, 2025	As of December 31, 2024
Accrued expenses	$274,303	$254,474
Other payable	1,833	381,879
Receipt in advance	734,018	514,903
Total	$1,010,154	$1,151,256

Accrued expenses consist of outstanding audit fee, employee claims and salary, service tax and miscellaneous expenses.

Other payable includes primarily payable to third parties and service tax payable.

Receipt in advance consist of monies received from customer but have yet to satisfied performance obligation.

7. AMOUNT DUE TO DIRECTOR

As of March 31, 2025, the Company had an outstanding amount due to director amounted $132,465, mainly consist of a loan from Mr. Wong Kai Cheong for the acquisition of property.

Aforementioned amount is unsecured, interest bearing and payable on demand.

8. AMOUNT DUE FROM RELATED PARTIES

As of March 31, 2025, the Company has an outstanding amount due from a number of related companies with common director and shareholder in aggregate amounted $5,244 pertaining to miscellaneous expenses made by these related parties on behalf of the Company.

Aforementioned amount is unsecured, non-interest bearing and payable on demand.

F-12

9. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

Right-Of-Use Assets
Balance as of December 31, 2024	$615,444
New right-of-use assets recognized	585,480
Amortization for the three months ended March 31, 2025	(14,107)
Adjustment for non-exercising option	(557,776)
Adjustment for foreign currency translation difference	4,675
Balance as of March 31, 2025	$633,716

Lease Liability
Balance as of December 31, 2024	$615,444
New lease liability recognized	585,480
Imputed interest for the three months ended March 31, 2025	10,345
Gross repayment for the three months ended March 31, 2025	(24,452)
Adjustment for non-exercising option	(557,776)
Adjustment for foreign currency translation difference	$4,675
Balance as of March 31, 2025	$633,716

Lease liability current portion	58,891
Lease liability non-current portion	$574,825

Other information:

	Three months ended March 31, 2025	Three months ended March 31, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow to operating lease	$24,452	$22,712
Right-of-use assets obtained in exchange for operating lease liabilities	-	-
Remaining lease term for operating lease (years)	8.78	8.46
Weighted average discount rate for operating lease	6.40%	5.40%

10. RELATED PARTY TRANSACTIONS

For the three months ended March 31, 2025 and 2024, the Company has following transactions with related parties:

	For the three months ended March 31, 2025	For the three months ended March 31, 2024
Purchases
- Insite MY International, Inc.	$46,029	$27,234

Leasing
- Office space leasing	24,452	22,712

Total	$70,481	$49,946

Our Chief Executive Officer, Mr. Wong Kai Cheong is a majority shareholder of Insite MY International, Inc.

For the three months ended March 31, 2025 and 2024, the Company has paid $10,848 and $10,188 respectively to our Chief Executive Officer, Mr. Wong Kai Cheong, pertaining to leasing of office space.

For the three months ended March 31, 2025 and 2024, the Company has paid $13,604 and $12,524 respectively to Ms. Tan Siew Meng, the spouse of our Chief Executive Officer, Mr. Wong Kai Cheong, pertaining to leasing of office spaces.

11. CONCENTRATION OF RISK

(a)	Major Customers

For the three months ended March 31, 2025, the Company generated total revenue of $621,179, of which three customers accounted for more than 10% of the Company’s total revenue. For the three months ended March 31, 2024, the Company generated total revenue of $519,752, of which one customer accounted for more than 10% of the Company’s total revenue. The customers who accounted for more than 10% of the Company’s total revenue and its outstanding receivable balance at period-end is presented below:

	For the three months ended March 31
	2025	2024	2025	2024	2025	2024
	Revenue		Percentage of Revenue		Accounts receivable, gross

Customer A	$105,779	$-	17%	-%	$21,033	$-
Customer B	74,481	-	12%	-%	33,640	-
Customer C	66,024	-	11%	-%	54,990	-
Customer D	-	61,307	-%	12%	-	33,061
Others	374,895	458,445	60%	88%	914,333	704,583
Total	$621,179	$519,752	100%	100%	$1,023,996	$737,644

(b)	Major Suppliers

For the three months ended March 31, 2025, the Company incurred cost of revenue of $628,092, of which no supplier accounted for more than 10% of the Company’s cost of revenue. For the three months ended March 31, 2024, the Company incurred cost of revenue of $497,824, of which no supplier accounted for more than 10% of the Company’s cost of revenue.

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12. INCOME TAXES

The loss before income taxes of the Company for the three months ended March 31, 2025 and 2024 were comprised of the following:

	For the three months ended March 31
	2025	2024
Tax jurisdictions from:
- Local	$(112,735)	$(15,868)
- Foreign, representing:
Hong Kong	(4,121)	(3,893)
British Virginia Island (non-taxable jurisdiction)	(1,050)	(400)
Labuan, Malaysia (non-taxable jurisdiction)	576	(10,397)
Malaysia	(372,133)	(250,958)
Loss before income taxes	$(489,463)	$(281,516)

Provision for income taxes consisted of the following:

	For the three months ended March 31
	2025	2024
Current:
- Local	$-	$-
- Foreign	$-	$-

Deferred tax assets:
- Local	$-	$-
- Foreign	$326	$42

Deferred tax liabilities:
- Local	$-	$-
- Foreign	$5,029	$11,671

Income tax payable:
- Local	$-	$-
- Foreign	$3,357	$3,358

Income tax assets:
- Local	$-	$-
- Foreign	$295,036	$244,439

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the period presented, the Company has a number of subsidiaries that operates in various countries: United States of America, Hong Kong, the British Virginia Islands and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. The Company is subject to the United States statutory corporate tax rate of 21%. As of March 31, 2025, the operations in the United States of America incurred $1,046,175 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carry forwards begin to expire in 2045, if unutilized. The Company has provided for a full valuation allowance of approximately $219,697 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

British Virgin Islands

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the British Virgin Islands. The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the British Virgin Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to British Virgin Islands income or corporation tax. No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

Hong Kong

AsiaFIN Holdings Corp. is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 8.25% on its assessable income.

Labuan, Malaysia

Labuan was established an international offshore financial center in 1990 with its own specific laws and regulations to attract foreign investment and promoting financial services. Under the current laws of Labuan, AsiaFIN Holdings Corp. is governed under the Labuan Business Activity Tax Act 1990. Labuan offers a low fixed tax rate of 3% for a Labuan incorporated company carrying a Labuan trading activity while the profit of a Labuan incorporated company carrying a Labuan non-trading activity for the tax assessment year shall not be charged to tax under Labuan Business Activity Tax Act 1990, effectively subjecting to a 0% tax rate. Labuan trading activity includes banking, insurance, trading, management, licensing, shipping operations or any other activity which is not a Labuan non-trading activity while Labuan non-trading activity is defined as an activity relating to the holding of investments in securities, stock, shares, loans, deposits or any other properties situated in Labuan by a Labuan incorporated company. For a Labuan incorporated company which fails to meet the substantial activity requirements issued in a circular on April 29, 2020, the tax charge for such company is based on 24% of net audited profit. As the Company’s subsidiary, AsiaFIN Holdings Corp., which was incorporated under the Labuan acts as an investment holding company, is carrying a Labuan non-trading activity, the Company is not subject to tax under Labuan Business Activity Tax Act 1990.

Malaysia

All Malaysian companies operating in Malaysia are subject to the Malaysia Corporate Tax Laws at a standard income tax rate of 24% on their assessable income for the tax year.

As of March 31, 2025, the operations in Malaysia incurred $7,184,522 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward for seven years. The Company has provided for a full valuation allowance against the deferred tax assets of $1,221,369 on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-14

13. SHAREHOLDERS’ EQUITY

On June 14, 2019, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Wong Kai Cheong in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Mr. Wong serves as our Chief Executive Officer, President, Secretary, Treasurer and as member of our Board of Directors.

On December 18, 2019, we, “the Company” acquired 100% of the equity interests of AsiaFIN Holdings Corp. (herein referred to as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of AsiaFIN Holdings Corp., our Chief Executive Officer, Mr. Wong was compensated $1 HKD.

On December 20, 2019, the Company issued 21,900,000 shares of restricted common stock to Wong Kai Cheong with a par value of $0.0001 per share, in consideration of $2,190. The $2,190 in proceeds went to the Company to be used as working capital.

On December 20, 2019, the Company issued 21,850,000 shares of restricted common stock to See Unicorn Ventures Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $2,185. The $2,185 went to the Company to be used as working capital. Our Director, Dato’ Seah Kok Wah, is a shareholder of See Unicorn Ventures Sdn. Bhd.

On December 20, 2019, the Company issued 10,000,000 shares of restricted common stock to SEATech Ventures Corp., a company incorporated in Nevada, with a par value of $0.0001 per share, in consideration of $1,000. The $1,000 went to the Company to be used as working capital. Dato’ Seah Kok Wah is an Officer and Director of and also a shareholder of SEATech Ventures Corp., owning 17.49% of the voting power of SEATech Ventures Corp.

On December 20, 2019, the Company issued 5,000,000 shares of restricted common stock to AsiaFIN Talent Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $500. The $500 went to the Company to be used as working capital.

Mr. Kang Kok Seng Michael and Mr. Ng Kai Thim are each an Officer and Director of, and also the controlling shareholders of AsiaFIN Talent Sdn. Bhd.

On December 23, 2019, AsiaFIN Holdings Corp., Malaysia Company acquired AsiaFIN Holdings Limited (herein referred to as the “Hong Kong Company”), a private limited company incorporated in Hong Kong. In consideration of the equity interests of AsiaFIN Holdings Limited, our Chief Executive Officer, Mr. Wong was compensated $1 HKD.

On February 7, 2020, the Company issued 500,000 shares of restricted common stock to Jeremy Wong Zi Jun at the purchase price of $0.10 per share, for a total purchase price of $50,000. The $50,000 in proceeds went to the Company to be used as working capital. Mr. Jeremy Wong Zi Jun is the son of the Mr. Wong Kai Cheong, who is serving as the company’s Chief Executive Director.

On August 3, 2021, the Company issued 837,300 shares of common stock being sold at $1.00 per share for a total of $837,300 through initial public offering.

On December 22, 2022, the Company entered into an acquisition agreement with the shareholders of StarFIN Holdings Limited, to acquire 100% equity stake in StarFIN Holdings Limited in consideration of a new issuance of 8,232,038 shares of restricted common stock, valued at $9,055,242.

On January 20, 2025, the Company issued 364,000 shares of restricted common stock to 14 individual shareholders at the purchase price of $0.90 per share, for a total purchase price of $327,600. The $327,600 in proceeds went to the Company to be used as working capital.

As of March 31, 2025, the Company have an issued and outstanding share of common stock of 81,915,838 with an authorized share of common stock of 600,000,000 with a par value of $0.0001. In addition, the Company have an authorized share of preference stock of 200,000,000 with a par value of $0.0001, however no share of preference stock was issued and outstanding as of March 31, 2025.

14. DIVIDEND

No dividend was declared for the three months ended March 31, 2025.

15. FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US dollars at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

16. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has three reportable segments based on business unit, Fintech, RPA and Regtech businesses and two reportable segments based on country, Malaysia and Non-Malaysia.

The Company adopted the ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Three Months Ended and As of March 31, 2025
By Business Unit	Fintech	Regtech	RPA	Total
Revenue	$157,413	$402,601	$61,165	$621,179

Cost of revenue	(196,674)	(290,298)	(141,120)	(628,092)

Gross loss	$(39,261)	$112,303	$(79,955)	$(6,913)

Share of loss from operation of associate	-	(1)	-	(1)

Selling, general and administrative expenses and other income	(124,038)	(238,721)	(119,790)	(482,549)

Loss from operations	(163,299)	(126,419)	(199,745)	(489,463)

Total assets	$1,004,608	$1,933,441	$970,202	$3,908,251
Capital expenditure	$4,179	$8,043	$4,036	$16,258

F-15

	For the Three Months Ended and As of March 31, 2025
By Country	Malaysia	Non-Malaysia	Total
Revenue	$621,179	$-	$621,179

Cost of revenue	(628,092)	-	(628,092)

Gross loss	$(6,913)	$-	$(6,913)

Share of loss from operation of associate	(1)	-	(1)

Selling, general and administrative expenses and other income	(364,643)	(117,906)	(482,549)

Loss from operations	(371,557)	(117,906)	(489,463)

Total assets	$3,876,424	$31,827	$3,908,251
Capital expenditure	$16,258	$-	$16,258

	For the Three Months Ended and As of March 31, 2024
By Business Unit	Fintech	Regtech	RPA	Total
Revenue	$290,558	$192,119	$37,075	$519,752

Cost of revenue	(249,978)	(134,137)	(113,709)	(497,824)

Gross profit	$40,580	$57,982	$(76,634)	$21,928

Share of loss from operation of associate	-	(9,599)	-	(9,599)

Selling, general and administrative expenses and other income	(117,537)	(103,172)	(73,136)	(293,845)

Loss from operations	(76,957)	(54,789)	(149,770)	(281,516)

Total assets	$1,382,841	$1,213,827	$860,435	$3,457,103
Capital expenditure	$3,202	$2,811	$1,993	$8,006

	For the Three Months Ended and As of March 31, 2024
By Country	Malaysia	Non-Malaysia	Total
Revenue	$519,752	$-	$519,752

Cost of revenue	(497,824)	-	(497,824)

Gross profit	$21,928	$-	$21,928

Share of loss from operation of associate	(9,599)	-	(9,599)

Selling, general and administrative expenses and other income	(273,683)	(20,162)	(293,845)

Loss from operations	(261,354)	(20,162)	(281,516)

Total assets	$3,425,055	$32,048	$3,457,103
Capital expenditure	$8,006	$-	$8,006

17. COMPARATIVE FIGURES

The Company has adjusted the comparative figures of cost of revenue and selling, general and administrative expenses in Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2024 from $33,834 to $497,824 and from $759,829 to $295,839 respectively, due to the reclassification of certain items from selling, general and administrative expenses to cost of revenue to conform with current period presentation. The restatements do not have any impact to the accumulated deficit as at March 31, 2024 and net income for the period then ended.

18. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2025 up through the date the Company presented these unaudited financial statements.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

AsiaFIN Holdings Corp.

Suite 30.02, 30th Floor

Menara KH (Promet), Jalan Sultan Ismail

50250 Kuala Lumpur, Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AsiaFIN Holdings Corp. and subsidiaries (the ‘Company’) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, consolidated statements of stockholders’ equity, and consolidated statements of cash flows for the years ended of December 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

JP CENTURION & PARTNERS PLT (PCAOB: 6723)
We have served as the Company’s auditor since 2020.
Kuala Lumpur, Malaysia

March 25, 2025

F-17

Item 1. Financial statements

ASIAFIN HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of December 31, 2024	As of December 31, 2023
	Audited	Audited
ASSETS
Current assets
Cash and cash equivalents	$1,309,929	$1,234,188
Account receivables, net	1,184,130	1,004,690
Prepayment, deposits and other receivables	146,233	114,133
Amount due from related parties	3,809	-
Tax assets	280,354	219,698
Total current assets	$2,924,455	$2,572,709

Non-current Assets
Right-of-use assets, net	$615,444	$651,853
Property, plant and equipment, net	614,673	520,216
Deferred income tax assets	324	43
Investment in associates	7,944	8,153
Total non-current assets	$1,238,385	$1,180,265

TOTAL ASSETS	$4,162,840	$3,752,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$1,151,256	$586,595
Account payable (including $19,984 and $19,467 of account payable to related party as of December 31, 2024 and 2023, respectively)	39,296	24,900
Income tax payable	60,483	3,358
Amount due to director	146,018	209,747
Amount due to related parties	-	1,000
Hire purchase – current portion	-	4,759
Lease liability – current portion	64,787	60,394
Total current liabilities	$1,461,840	$890,753

Non-current liabilities
Lease liability – non-current portion	550,657	591,459
Deferred tax liabilities	4,991	12,013
Total non-current liabilities	$555,648	$603,472

TOTAL LIABILITIES	$2,017,488	$1,494,225

STOCKHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,551,838 and 81,551,838 shares issued and outstanding as of December 31, 2024 and December 31, 2023	8,155	8,155
Additional paid-in capital	10,467,687	10,467,687
Accumulated other comprehensive loss	(271,870)	(320,441)
Accumulated deficit	(8,039,600)	(7,896,023)
Non-controlling interest	(19,020)	(629)

TOTAL STOCKHOLDERS’ EQUITY	$2,145,352	$2,258,749

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,162,840	$3,752,974

See accompanying notes to consolidated financial statements.

F-18

ASIAFIN HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

	For the year ended December 31, 2024	For the year ended December 31, 2023
	Audited	Audited

REVENUE	$3,382,432	$3,109,515

COST OF REVENUE (including $77,294 and $40,235 of cost of service revenue to related party for the years ended December 31, 2024 and 2023, respectively)	(1,958,632)	(1,708,334)

GROSS PROFIT	$1,423,800	$1,401,181

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(9,843)	(152)

OTHER INCOME	$7,281	$13,109

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $94,981 and $93,691 of selling, general and administrative expenses to related party for the years ended December 31, 2024 and 2023, respectively)	$(1,464,215)	$(1,298,849)

(LOSS)/INCOME BEFORE INCOME TAX	$(42,977)	$115,289

INCOME TAX EXPENSES	(118,991)	(96,712)

NET (LOSS)/INCOME	$(161,968)	$18,577
Net loss attributable to non-controlling interest	18,391	637

NET (LOSS)/INCOME ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	(143,577)	19,214

Other comprehensive income:
- Foreign currency translation income/(loss)	48,571	(60,389)

TOTAL COMPREHENSIVE LOSS	$(95,006)	$(41,175)

NET (LOSS)/INCOME PER SHARE, BASIC AND DILUTED	$(0.00)	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	81,551,838	80,356,501

See accompanying notes to consolidated financial statements.

F-19

ASIAFIN HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023 (Audited)

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

	COMMON STOCK
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	ACCUMULATED COMPREHENSIVE LOSS	NON- CONTROLLING INTEREST	TOTAL STOCKHOLDERS’ EQUITY
Balance as of December 31, 2022	73,319,800	$7,332	$1,413,268	$(564,072)	$-	$-	$856,528
Issuance of share for acquisition of StarFIN Holdings Limited on February 23, 2023	8,232,038	823	9,054,419	(7,351,165)	(260,052)	-	1,444,025
Effect on acquisition of TellUS Report Sdn Bhd	-	-	-	-	-	8	8
Net income for the year	-	-	-	19,214	-	(637)	18,577
Foreign currency translation	-	-	-	-	(60,389)	-	(60,389)
Balance as of December 31, 2023	81,551,838	$8,155	$10,467,687	$(7,896,023)	$(320,441)	$(629)	$2,258,749

	COMMON STOCK				ACCUMULATED
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	OTHER COMPREHENSIVE LOSS	NON- CONTROLLING INTEREST	TOTAL STOCKHOLDERS’ EQUITY
Balance as of December 31, 2023	81,551,838	$8,155	$10,467,687	$(7,896,023)	$(320,441)	$(629)	$2,258,749
Net loss for the year	-	-	-	(143,577)	-	(18,391)	(161,968)
Foreign currency translation	-	-	-	-	48,571	-	48,571
Balance as of December 31, 2024	81,551,838	$8,155	$10,467,687	$(8,039,600)	$(271,870)	$(19,020)	$2,145,352

See accompanying notes to consolidated financial statements

F-20

ASIAFIN HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

	For the Year Ended December 31,
	2024	2023
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(143,577)	$19,214
Minority interest	(18,391)	(637)
Impairment of investment in associate	61,364	-
Share of loss from operation of associate	9,843	152

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	119,608	133,024
Provision for credit loss allowance	(84,503)	55,076

Changes in operating assets and liabilities:
Account payable	13,463	1,176
Account receivable	(65,454)	(412,818)
Prepayment, deposits and other receivables	(22,443)	83,387
Other payables and accrued liabilities	213,387	(64,649)
Deferred revenue	325,214	(71,705)
Tax assets	(53,733)	298,842
Deferred income tax assets	(7,470)	3,912
Income tax payable	55,996	(196,833)
Change in lease liability	(60,303)	(58,595)
Net cash provided by/(used in) operating activities	343,001	(210,454)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(138,343)	(32,479)
Investment in associate	(70,790)	-

Net cash used in investing activities	(209,133)	(32,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to director	(67,872)	(62,793)
Repayment of hire purchase	(4,789)	(11,173)
Advances to related companies	(4,740)	(612)
Net cash used in financing activities	(77,401)	(74,578)

Effect of exchange rate changes in cash and cash equivalents	19,274	(28,471)

Net changes in cash and cash equivalents	75,741	(345,982)
Cash and cash equivalents, beginning of year	1,234,188	1,580,170

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,309,929	$1,234,188

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$105,339	$104,691
Cash paid for interest	$2,790	$391

See accompanying notes to consolidated financial statements.

F-21

ASIAFIN HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

1. ORGANIZATION AND BUSINESS BACKGROUND

AsiaFIN Holdings Corp., a Nevada corporation (the “Company”) was incorporated under the laws of the State of Nevada on June 14, 2019.

On June 14, 2019, Mr. Wong Kai Cheong was appointed Chief Executive Officer, President, Secretary, Treasurer and Director.

On September 18, 2020, Mr. Seah Kok Wah was appointed Director of the Company.

On December 18, 2019, we acquired 100% of the equity interests of AsiaFIN Holdings Corp. (the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia. In consideration of the equity interests of AsiaFIN Holdings Corp., our Chief Executive Officer, Mr. Wong was compensated $1 HKD.

On December 23, 2019, the Malaysia Company acquired AsiaFIN Holdings Limited (the “Hong Kong Company”), a private limited company incorporated in Hong Kong. In consideration of the equity interests of AsiaFIN Holdings Limited, our Chief Executive Officer, Mr. Wong was compensated $1 HKD.

On December 22, 2022, AsiaFIN Holdings Corp. entered into an Acquisition Agreement (the “Agreement”) with StarFIN Holdings Limited. (“SFHL”), a private limited company organized under the law of British Virgin Islands, and the shareholders of SFHL. Pursuant to the Agreement, the Company purchased 10,000 shares of SFHL (the “SFHL Shares”), representing all of the issued and outstanding shares of common stock of SFHL. As consideration, the Company agreed to issue to the shareholders of SFHL 8,232,038 shares of our common stock, at a value of $1.10 per share, for an aggregate value of $9,055,242. We consummated the acquisition of SFHL on February 23, 2023.

Our Chief Executive Officer, President, Director, Secretary and Treasurer, Mr. Wong Kai Cheong is also the director of SFHL. Prior to the acquisition, Mr. Wong Kai Cheong held 29.94% of our issued and outstanding securities and 57.10% of the issued and outstanding securities of SFHL, Hoo Swee Ping, the director of SFHL, held 10.91% of our issued and outstanding securities and 40.22% of the issued and outstanding securities of SFHL, and Cham Hui Yin, our Finance Manager, held 0.48% of the issued and outstanding securities of SFHL. Upon the consummation of the acquisition, Mr. Wong Kai Cheong, Hoo Swee Ping and Cham Hui Yin received 8,051,511 shares of our restricted common stock collectively.

Initially, the Company, through its subsidiaries, was in the business of providing market research studies and consulting services to its client, which were primarily in the payment solution industry.

After the acquisition of SFHL on February 23, 2023, we have broadened our service offerings in the information technology industry such as providing payment processing solution, software solution on regulatory and financial reporting (RegTech), including Environmental Social and Governance (ESG) consultancy & reporting and Robotic Process Automation (RPA) software solution across Asia.

The table below sets forth details of the Company’s subsidiaries and associates:

No.	Subsidiary Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	AsiaFIN Holdings Corp.	Labuan on July 15, 2019	1 share of common stock	Investment holding company

2	AsiaFIN Holdings Limited	Hong Kong on July 5, 2019	1 share of common stock	Investment holding company

3	StarFIN Holdings Limited	British Virgin Islands on August 19, 2021	10,000 shares of common stock	Investment holding company

4	Insite MY Holdings Sdn Bhd (FKA StarFIN Asia Sdn Bhd)	Malaysia on May 24, 2018	11,400,102 shares of common stock	Investment holding company

5	OrangeFIN Academy Sdn Bhd (FKA Insite MY.Com Sdn Bhd)	Malaysia on February 2, 2000	100,000 shares of common stock	Provision of business system integration and management services
`
6	Insite MY Systems Sdn Bhd	Malaysia on January 18, 2000	500,000 shares of common stock	Provision of information technology services

7	Insite MY Innovations Sdn Bhd	Malaysia on January 18, 2010	540,000 shares of common stock	Provision of information technology services

8	OrangeFIN Asia Sdn Bhd	Malaysia on January 25, 2018	50,000 shares of common stock	Provision of computer programming activities and services

9	TellUS Report Sdn Bhd	Malaysia on September 22, 2023	60 shares of common stock	Provision of information technology services

No.	Associate Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Murni StarFIN Sdn Bhd	Malaysia on September 9, 2022	100,000 shares of common stock	Provision of information technology services

2	KSP AsiaFIN Co., Ltd. (FKA KSP StarFIN Co., Ltd.)	Thailand on August 11, 2023	50,000 shares of common stock	Provision of information technology services

Mr. Wong Kai Cheong is the common director of all of aforementioned companies except KSP AsiaFIN Co., Ltd.

Ms. Cham Hui Yin is the director of KSP AsiaFIN Co., Ltd.

F-22

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The accompanying financial statements include the accounts of the Company and its subsidiaries and associates. Intercompany transactions and balances were eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiaries which the Company controls and entities for which the Company is the primary beneficiary. For those consolidated subsidiaries where the Company’s ownership is less than 100%, the outside shareholders’ interests are shown as non-controlling interests in equity. Acquired businesses are included in the consolidated financial statements from the date on which control is transferred to the Company. Subsidiaries are deconsolidated from the date that control ceases. All inter-company accounts and transactions have been eliminated in consolidation.

Below is the organization chart of the Group.

AsiaFIN Holdings Corp.
(Nevada, USA)
100%
AsiaFIN Holdings Corp.
(Labuan, Malaysia)
100%
StarFIN Holdings Limited
(British Virgins Island)
100%
AsiaFIN Holdings Limited
(Hong Kong, PRC)
49%
KSP AsiaFIN Co., Ltd
(Thailand)
100%
Insite MY Holdings Sdn. Bhd.
(Malaysia)
100%
OrangeFIN Asia Sdn. Bhd.
(Malaysia)
100%
OrangeFIN Academy Sdn. Bhd.
(Malaysia)
100%
Insite MY Innovations Sdn. Bhd.
(Malaysia)
100%
Insite MY Systems Sdn. Bhd.
(Malaysia)
60%
TellUS Report Sdn. Bhd.
(Malaysia)
40%
Murni StarFIN Sdn. Bhd.
(Malaysia)

Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Our deposits in Malaysia banks are secured by Perbadanan Insurans Deposit Malaysia, compensating up to a limit of Malaysia Ringgit MYR250,000 per deposit per member bank, which is equivalent to $55,923, if any of our banks fail.

F-23

Property, Plant and Equipment

Plant and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following periods:

Property, plant and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following periods:

Asset Categories	Depreciation Periods
Renovation	over the remaining lease period
Computer Systems	4 to 5 years
Furniture and Fittings	10 years
Electrical Fittings	10 years
Handphone	5 years
Office Equipment	10 years
Motor Vehicle	5 years
Property	50 years

Credit losses

The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables. Management considers historical collection rates, the current financial status of the Company’s customers, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, management believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments, including its trade receivables.

Credit loss rate is determined by historical collection based on aging schedule, adjusted for current conditions using reasonable and supportable forecasts. Based on the aging categorization and the adjusted loss rate per category, an allowance for credit losses is calculated by multiplying the adjusted loss rate with the amortized cost in the respective age category.

Investment in associate

In accordance with ASC Topic 321, “Investments – Equity Securities”, the Company measures the investment in associate without a readily determinable fair value at its cost minus impairment, if any. The Company reassess at each reporting period whether the equity investment without a readily determinable fair value qualifies to be measured at fair value. The measurement of those securities at fair value shall be irrevocable. Any resulting gains or losses on the investment in associate for which that measurement is made shall be recorded in earnings at that time. At each reporting period, the Company makes a qualitative assessment on the investment in associate considering impairment indicators to evaluate whether the investment is impaired. If an equity security without a readily determinable fair value is impaired, the Company shall include an impairment loss in net income equal to the difference between the fair value of the investment and its carrying amount.

Revenue recognition

The Company through subsidiaries generate multiple streams of revenues based on different business model adopted by each subsidiary through provisions of services and recognized upon customer obtained control of promised services and recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company applies the following five-step model in order to determine this amount:

(i) Identify contract with customer;

(ii) Identify distinct performance obligations in contract, including promises if any;

(iii) Measurement of the transaction price, including the constraint on variable consideration;

(iv) Allocation of the transaction price to the performance obligations; and

(v) Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the delivery of the finalized information technology services such as business system integration and management services, computer programming activities and services to the customers.

Cost of revenue

Cost of revenue includes direct costs associated with provision of services such as development costs, purchases of third-party software, maintenance fees and consultation fees.

F-24

Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company also adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$” or “US dollars”) and the accompanying financial statements have been expressed in US dollars. In addition, the Company’s subsidiary maintains its books and record in Malaysia Ringgit (“MYR”), United States Dollars (“US$”), Hong Kong Dollars (“HK$”) and Thailand Baht (“THB”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US dollars are translated into US dollars, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	For the years ended December 31
	2024	2023
Period-end MYR : US$1 exchange rate	4.47	4.59
Period-average MYR : US$1 exchange rate	4.56	4.57
Period-end HK$ : US$1 exchange rate	7.75	7.75
Period-average HK$ : US$1 exchange rate	7.75	7.75
Period-end THB : US$1 exchange rate	34.34	-
Period-average THB : US$1 exchange rate	35.23	-

F-25

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties, trade payables and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of December 31, 2024, and 2023, the Company did not have any non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Net Income/(Loss) per Share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Lease

The Company offices for fixed periods pre-emptive extension options. The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

Lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Acquisition Agreement

The acquisition of StarFIN Holdings Limited. (“SFHL”) has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The allocation of the purchase price has been prepared based on preliminary estimates of fair values. However, actual amounts recorded upon the finalization of estimates of fair values may differ from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The Company estimates of the fair values of the assets and liabilities of SFHL have been combined with the recorded values of the assets and liabilities of SFHL in the audited condensed combined financial information, goodwill was immediately impaired upon recognition.

F-26

Segment Reporting

The Company follows the guidance of ASC 280, “Segment Reporting”, which establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. For the year ended December 31, 2024, the Company has three reportable segments based on business unit, Fintech, RPA and Regtech businesses and two reportable segments based on country, Malaysia and Non-Malaysia. The Company also adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

Recently Issued Accounting Standards and Adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The ASU 2023-07 is effective for annual reporting periods beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company already adopted this ASU on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company already adopted this ASU on its consolidated financial statements and related disclosures.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3. BUSINESS COMBINATIONS

On December 22, 2022, the Company acquired 100% equity interest in StarFIN Holdings Limited in exchange, the Company issue 8,232,038 restricted shares of the Company’s common stock, valued at $9,055,242. The consideration was derived from an agreed valuation of SFHL at $9,055,242. The acquisition was consummated on January 20, 2023.

The acquisition of SFHL has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The allocation of the purchase price has been prepared based on preliminary estimates of fair values. However, actual amounts recorded upon the finalization of estimates of fair values may differ from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The Company estimates of the fair values of the assets and liabilities of SFHL have been combined with the recorded values of the assets and liabilities of SFHL in the audited condensed combined financial information, goodwill was immediately impaired upon recognition. Allocation of the purchase price is summarized below:

Cash and cash equivalents	$705,480
Trade receivables, net	676,396
Deposits paid, prepayments and other receivables	202,414
Tax assets	539,969
Investment in Associates – Murni StarFIN Sdn Bhd	8,657
Property, plant and equipment, net	585,816
Trade payable	(24,736)
Accrued expenses and other payables	(734,476)
Deferred tax liabilities	(213,524)
Hire purchase loan	(16,554)
Amount due to directors	(283,703)
Amount due to related parties	(1,673)
Adjustment for foreign exchange fluctuation	260,052
Fair value of StarFIN Holdings Limited	$1,704,118
Fair value of consideration	(9,055,242)
Goodwill	$7,351,124
Goodwill impairment	(7,351,124)
Total goodwill	-

4. ACCOUNT RECEIVABLES, NET

	As of December 31, 2024	As of December 31, 2023
Account receivables, gross	$1,154,703	$1,059,766
Allowance for expected credit loss	(55,076)	(55,076)
Reversal of expected credit loss	84,503	-
Account receivables, net	$1,184,130	$1,004,690

F-27

5. PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

	As of December 31, 2024	As of December 31, 2023
Prepaid expenses	$37,488	$34,717
Other receivables	34,821	33,578
Other deposits	36,298	30,952
Purchase in advance	37,626	14,886
Total	$146,233	$114,133

Prepaid expenses include website domain, third party software maintenance and subscription, rental, employee and motor vehicle insurance.

Other receivables include receivables from service tax and management of car park for director and employees.

Other deposits primarily include deposit of the tenancy agreement and deposit made for security deposit for renovation and car park deposit.

Purchase in advance consist of monies paid to supplier but have yet to receive the products or services from the suppliers.

6. PROPERTY, PLANT AND EQUIPMENT, NET

	As of December 31, 2024	As of December 31, 2023
Computer systems	$306,930	$259,798
Furniture and fittings	82,657	79,933
Electrical fittings	10,069	9,808
Handphone	63,797	51,000
Office equipment	98,913	93,578
Renovation	171,322	83,097
Motor vehicle	374,419	364,726
Property	413,833	403,120
Total property, plant and equipment	$1,521,940	$1,345,060
Less: Accumulated depreciation	(907,267)	(824,844)
Total property, plant and equipment, net	$614,673	$520,216

	For the year ended December 31, 2024	For the year ended December 31, 2023
Investment in computer systems	$39,432	$17,874
Investment in furniture and fittings	587	371
Investment in electrical fittings	-	278
Investment in handphone	11,216	3,393
Investment in office equipment	2,792	6,497
Investment in renovation	84,316	4,066
Total investment in property and plant	$138,343	$32,479

Depreciation for the period	59,305	$74,429

For the year ended December 31, 2023, the Company acquired a property amounted $420,225 financed through loan from director which is unsecured, non-interest bearing and payable on demand and cash in hand.

F-28

7. OTHER PAYABLES AND ACCRUED LIABILITIES

	As of December 31, 2024	As of December 31, 2023
Accrued expenses	$254,474	$351,036
Other payable	381,879	57,503
Receipt in advance	514,903	178,056
Total	$1,151,256	$586,595

Accrued expenses consist of outstanding audit fee, employee claims and salary, service tax and miscellaneous expenses.

Other payable includes primarily payable to third parties and service tax payable.

Receipt in advance consist of monies received from customer but have yet to satisfied performance obligation.

8. AMOUNT DUE TO DIRECTOR

As of December 31, 2024, the Company had an outstanding amount due to director amounting to $146,018, mainly consisting of a loan from Mr. Wong Kai Cheng for the acquisition of property.

The aforementioned amount is unsecured, non-interest bearing and payable on demand.

9. AMOUNT DUE FROM/TO RELATED PARTIES

As of December 31, 2024, the Company has an outstanding amount due from a number of related companies with common director and shareholder in aggregate amounted $3,809 pertaining to miscellaneous expenses made by these related parties on behalf of the Company.

As of December 31, 2023, the Company has an outstanding amount due to a number of related companies with common director and shareholder pertaining to miscellaneous expenses made by these related parties on behalf in aggregate amounted $1,000.

Aforementioned amount is unsecured, non-interest bearing and payable on demand.

10. HIRE PURCHASE

On April 30, 2021, the Company through subsidiary acquired a motor vehicle amounted $69,148 financed by $36,006 hire purchase loan for 36 months at a fixed flat rate of 1.88% per annum with first installment commencing June 5, 2021 and monthly installment amounted approximately $1,063. Remaining balance finance through cash in hand.

For the year ended December 31, 2024, the Company repaid $4,789 in hire purchase loan with no outstanding amount as of December 31, 2024.

F-29

11. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

Right-Of-Use Assets
Balance as of December 31, 2023	$651,853
New right-of-use assets recognized	113,560
Amortization for the year ended December 31, 2024	(60,303)
Adjustment for non-exercising option	(105,772)
Adjustment for foreign currency translation difference	16,106
Balance as of December 31, 2024	$615,444

Lease Liability
Balance as of December 31, 2023	$651,853
New lease liability recognized	113,560
Imputed interest for the year ended December 31, 2024	34,678
Gross repayment for the year ended December 31, 2024	(94,981)
Adjustment for non-exercising option	(105,772)
Adjustment for foreign currency translation difference	$16,106
Balance as of December 31, 2024	$615,444

Lease liability current portion	64,787
Lease liability non-current portion	$550,657

Other information:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow to operating lease	$94,981	$93,691
Right-of-use assets obtained in exchange for operating lease liabilities	-	-
Remaining lease term for operating lease (years)	7.80	8.71
Weighted average discount rate for operating lease	5.58%	5.40%

12. RELATED PARTY TRANSACTIONS

For the year ended December 31, 2024 and 2023, the Company has following transactions with related parties:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Purchases
- Insite MY International, Inc.	$77,294	$40,235

Leasing
- Office space leasing	94,981	93,691

Total	$172,275	$133,926

Our Chief Executive Officer, Mr. Wong Kai Cheong is a majority shareholder of Insite MY International, Inc.

For the years ended December 31, 2024 and 2023, the Company has paid $42,288 and $42,224 respectively to our Chief Executive Officer, Mr. Wong Kai Cheong, pertaining to leasing of office space.

For the years ended December 31, 2024 and 2023, the Company has paid $52,693 and $51,467 respectively to Ms. Tan Siew Meng, the spouse of our Chief Executive Officer, Mr. Wong Kai Cheong, pertaining to leasing of office spaces.

F-30

13. CONCENTRATION OF RISK

(a)	Major Customers

For the year ended December 31, 2024, the Company generated total revenue of $3,382,432, of which no customer accounted for more than 10% of the Company’s total revenue. For the year ended December 31, 2023, the Company generated total revenue of $3,109,515, of which no customers accounted for more than 10% of the Company’s total revenue.

(b)	Major Suppliers

For the year ended December 31, 2024, the Company incurred cost of revenue of $1,958,632, of which no supplier accounted for more than 10% of the Company’s cost of revenue. For the year ended December 31, 2023, the Company incurred cost of revenue of $1,708,334, of which no supplier accounted for more than 10% of the Company’s cost of revenue.

14. INCOME TAXES

The loss before income taxes of the Company for the years ended December 31, 2024 and 2023 were comprised of the following:

	For the years ended December 31
	2024	2023
Tax jurisdictions from:
- Local	$(208,993)	$(222,011)
- Foreign, representing:
Hong Kong	(49,665)	(45,768)
British Virgin Islands	(2,550)	(2,550)
Labuan, Malaysia	(81,873)	(30,131)
Malaysia	300,104	415,749
Income before income taxes	$(42,977)	$115,289

Provision for income taxes consisted of the following:

	For the years ended December 31
	2024	2023
Current:
- Local	$-	$-
- Foreign	$(118,991)	$(96,712)

Deferred tax assets:
- Local	$-	$-
- Foreign	$324	$43

Deferred tax liabilities:
- Local	$-	$-
- Foreign	$4,991	$12,013

Income tax payable:
- Local	$-	$-
- Foreign	$60,483	$3,358

Income tax assets:
- Local	$-	$-
- Foreign	$280,354	$219,698

F-31

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the years presented, the Company has a number of subsidiaries that operates in various countries: the United States of America, Hong Kong, the British Virgin Islands and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is incorporated in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2024, the operations in the United States of America incurred $933,440 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carry forwards begin to expire in 2044, if unutilized. The Company has provided for a full valuation allowance of approximately $196,022 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

British Virgin Islands

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the British Virgin Islands. The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the British Virgin Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to British Virgin Islands income or corporation tax. No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

Hong Kong

AsiaFIN Holdings Corp. is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 8.25% on its assessable income.

Labuan, Malaysia

Labuan was established an international offshore financial center in 1990 with its own specific laws and regulations to attract foreign investment and promoting financial services. Under the current laws of Labuan, AsiaFIN Holdings Corp. is governed under the Labuan Business Activity Tax Act 1990. Labuan offers a low fixed tax rate of 3% for a Labuan incorporated company carrying a Labuan trading activity while the profit of a Labuan incorporated company carrying a Labuan non-trading activity for the tax assessment year shall not be charged to tax under Labuan Business Activity Tax Act 1990, effectively subjecting to a 0% tax rate. Labuan trading activity includes banking, insurance, trading, management, licensing, shipping operations or any other activity which is not a Labuan non-trading activity while Labuan non-trading activity is defined as an activity relating to the holding of investments in securities, stock, shares, loans, deposits or any other properties situated in Labuan by a Labuan incorporated company. For a Labuan incorporated company which fails to meet the substantial activity requirements issued in a circular on April 29, 2020, the tax charge for such company is based on 24% of net audited profit. As the Company’s subsidiary, AsiaFIN Holdings Corp., which was incorporated under the Labuan acts as an investment holding company, is carrying a Labuan non-trading activity, the Company is not subject to tax under Labuan Business Activity Tax Act 1990.

Malaysia

All Malaysian companies are subject to the Malaysian corporate tax laws at a two-tier corporate income tax rate based on amount of paid-up capital. The 2024 tax rate for company with paid-up capital of MYR 2,500,000 (approximately $559,234) or less and that are not part of a group containing a company exceeding this capitalization threshold is 15% on first chargeable income of MYR 150,000 (approximately $33,554), 17% on remaining chargeable income up to MYR 600,000 (approximately $134,216) and any chargeable income beyond MYR 600,000 (approximately $134,216) will be subject to the corporate tax rate of 24%.

As of December 31, 2024, the operations in Malaysia incurred $6,828,424 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward for seven years. The Company has provided for a full valuation allowance against the deferred tax assets of $1,160,832 on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

15. DIVIDEND

No dividends were declared for the year ended December 31, 2024.

16. FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US dollars at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-32

17. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has three reportable segments based on business unit, Fintech, RPA and Regtech businesses and two reportable segments based on country, Malaysia and Non-Malaysia.

The Company adopted the ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Year Ended and As of December 31, 2024
By Business Unit	Fintech	Regtech	RPA	Total
Revenue	$1,257,270	$1,801,730	$323,432	$3,382,432

Cost of revenue	(680,714)	(844,455)	(433,463)	(1,958,632)

Gross profit	$576,556	$957,275	$(110,031)	$1,423,800

Share of loss from operation of associate	-	(4,032)	(5,811)	(9,843)

Selling, general and administrative expenses and other income	(475,263)	(631,910)	(349,761)	(1,456,934)

Loss from operations	101,293	321,333	(465,603)	(42,977)

Total assets	$1,357,920	$1,805,491	$999,429	$4,162,840
Capital expenditure	$45,127	$60,002	$33,214	$138,343

	For the Year Ended and As of December 31, 2024
By Country	Malaysia	Non-Malaysia	Total
Revenue	$3,382,432	$-	$3,382,432

Cost of revenue	(1,958,632)	-	(1,958,632)

Gross profit	$1,423,800	$-	$1,423,800

Share of loss from operation of associate	(9,843)	-	(9,843)

Selling, general and administrative expenses and other income	(1,229,726)	(227,208)	(1,456,934)

Profit/(Loss) from operations	184,231	(227,208)	(42,977)

Total assets	$4,127,080	$35,760	$4,162,840
Capital expenditure	$138,343	$-	$138,343

F-33

	For the Year Ended and As of December 31, 2023
By Business Unit	Fintech	Regtech	RPA	Total
Revenue	$1,444,946	$1,356,969	$307,600	$3,109,515

Cost of revenue	(796,421)	(646,251)	(265,662)	(1,708,334)

Gross profit	$648,525	$710,718	$41,938	$1,401,181

Share of loss from operation of associate	-	-	(152)	(152)

Selling, general and administrative expenses and other income	(611,142)	(414,730)	(259,868)	(1,285,740)

Profit from operations	37,383	295,988	(218,082)	115,289

Total assets	$1,783,875	$1,210,566	$758,533	$3,752,974
Capital expenditure	$15,438	$10,476	$6,565	$32,479

	For the Year Ended and As of December 31, 2023
By Country	Malaysia	Non-Malaysia	Total
Revenue	$3,109,515	$-	$3,109,515

Cost of revenue	(1,708,334)	-	(1,708,334)

Gross profit	$1,401,181	$-	$1,401,181

Share of loss from operation of associate	(152)	-	(152)

Selling, general and administrative expenses and other income	(1,039,411)	(246,329)	(1,285,740)

Profit/(Loss) from operations	361,618	(246,329)	115,289

Total assets	$3,717,927	$35,047	$3,752,974
Capital expenditure	$32,479	$-	$32,479

18. COMPARATIVE FIGURES

The Company has adjusted the comparative figures of cost of revenue and selling, general and administrative expenses in Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2023 from $105,547 to $1,708,334 and from $2,901,636 to $1,298,849 respectively, due to the reclassification of certain items from selling, general and administrative expenses to cost of revenue to conform with current year presentation. The restatements do not have any impact to the accumulated deficit as at December 31, 2023 and net income for the year then ended.

19. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2024 up through the date the Company presented these audited financial statements.

Effective on January 20, 2025, AsiaFIN Holdings Corp., a Nevada corporation, and certain individual investors (the “Subscribers”) entered into subscription agreements (each, a “Subscription Agreement”) pursuant to which the Company agreed to sell an aggregate of 364,000 shares of the Company’s common stock, with par value of $0.0001 per share to the Subscribers for an aggregate purchase price of $327,600, or $0.90 per share of the common stock.

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[●] Shares

Common Stock

AsiaFIN Holdings Corp.

Prospectus

Bancroft Capital, LLC

Until __________, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee.

SEC registration fee	$
FINRA filing fee	$
Nasdaq listing fee	$
Legal fees and other expenses	$
Accounting fees and expenses	$
Printing expenses	$
Miscellaneous expenses	$
Total Expenses	$

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by Chapter 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our board of directors may adopt articles of incorporation or bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the NRS, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The indemnification provided herein shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On January 20, 2025, the Company issued an aggregate of 364,000 shares of common stock pursuant to the subscription agreements, dated January 20, 2025, by and between the Company and certain individual investors for an aggregate purchase price of $327,600, or $0.90 per share.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-1 filed with the SEC on March 19, 2021)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to our registration statement on Form S-1 filed with the SEC on March 19, 2021)

4.1*	Specimen Stock Certificate

5.1*	Opinion of Lucosky Brookman LLP

10.1	Joint Venture Agreement, dated January 3, 2024, between the Company and Greenpro KSP Holding Group Co., Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on January 8, 2024)

10.2	Independent Director Agreement, dated July 1, 2024, by and between the Company and Louis Ramesh Ruben (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on July 1, 2024)

10.3	Independent Director Agreement, dated July 1, 2024, by and between the Company and Shibu Chacko Jacob Vadaketh (incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed with the SEC on July 1, 2024)

14.1*	Code of Business Conduct and Ethics

19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 to our annual report on Form 10-K filed with the SEC on March 25, 2025)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to our annual report on Form 10-K filed with the SEC on March 25, 2025)

23.1**	Consent of JP Centurion & Partners PLT

23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

99.1*	Form of Audit Committee Charter

99.2*	Form of Compensation Committee Charter

99.3*	Form of Nominating and Corporate Governance Committee Charter

99.4*	Consent of __________ to be named as director nominee

107**	Filing Fee Table

* To be filed by amendment.

** Filed herewith.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or related notes included in the prospectus that forms a part of this registration statement.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kuala Lumpur, on June 16, 2025.

ASIAFIN HOLDINGS CORP.

By:	/s/ Wong Kai Cheong
Wong Kai Cheong
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wong Kai Cheong as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wong Kai Cheong	Chief Executive Officer, President, Director, Secretary and Treasurer	June 16, 2025
Wong Kai Cheong	(Principal Executive Officer)

/s/ Cham Hui Yin	Finance Manager	June 16, 2025
Cham Hui Yin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Seah Kok Wah	Executive Director	June 16, 2025
Seah Kok Wah

/s/ Louis Ramesh Ruben	Director	June 16, 2025
Louis Ramesh Ruben

/s/ Shibu Chacko Jacob Vadaketh	Director	June 16, 2025
Shibu Chacko Jacob Vadaketh

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